Filed with the Securities and Exchange Commission on March 1, 1999


                            Registration No. 33-91400
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         Post-effective Amendment No. 4
                                   On FORM S-2


            Registration Statement Under The Securities Act of 1933*

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
             (Exact name of registrant as specified in its charter)

                                   CONNECTICUT
         (State or other jurisdiction of incorporation or organization)

                                       63
            (Primary Standard Industrial Classification Code Number)

                                   06-1241288
                      (I.R.S. Employer Identification No.)

         ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    M. PRISCILLA PANNELL, CORPORATE SECRETARY
                 ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484
        (203) 926-1888 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy To:


                            T. RICHARD KENNEDY, ESQ.


                                WERNER & KENNEDY
             1633 Broadway, New York, New York 10019 (212) 408-6900
             -------------------------------------------------------

        Approximate date of commencement of proposed sale to the public:

May 1, 1999 or as soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following: X . --

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following: ___.

                         Calculation of Registration Fee
================================================================================
            Title of each                                 Proposed              Proposed
              class of                                     maximum               maximum
             securities              Amount               offering              aggregate             Amount of
                to be                 to be                 price               offering            registration
             registered            registered             per unit               price**                 fee
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
          Annuity Contracts                                                         $                     $
------------------------------------------------------------------------------------------------------------------------------------

*Pursuant to Rule 429 under the Securities Act of 1934, the prospectus contained in this Registration Statement also relates to annuity contracts which are covered by our earlier registration statement, including Registration File Number 33-86912.
**The proposed aggregate offering price is estimated solely for determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units. Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
 ASImpact

AX 1/15/99

                                   CROSS REFERENCE SHEET PURSUANT TO REGULATION S-K, ITEM 501

         S-2 Item No.                                                                            Prospectus Heading

1.       Forepart of the Registration Statement and                             Facing Page, Cross Reference Sheet,
         Outside Front Cover Page of Prospectus                                            Outside Front Cover Page

2.       Inside Front Cover and Outside Back Cover of Prospectus                             Available Information,
                                                                             Incorporation of Certain Documents by
                                                        Reference, How Will I Receive Statements, Table of Contents

3.       Summary Information, Risk Factors and Ratio of Earnings              Investment Options, Fees and Charges,
                                                                                        Managing Your Account Value

4.       Use of Proceeds                                    Managing Your Account Value, What are Separate Accounts

5.       Determination of the Offering Price                          Fees and Charges, Managing Your Account Value

6.       Dilution                                                                                    Not applicable

7.       Selling Security Holders                                                                    Not applicable

8.       Plan of Distribution                                 Who Distributes Annuities Offered by American Skandia

9.       Description of Securities to be Registered                    Investment Options, Purchasing Your Annuity,
                                                               Valuing Your Investment, What are Separate Accounts,
                                                                                      Rights, Benefits and Services

10.      Interests of named Expert and Counsel                                                       Not Applicable

11.      Information with Respect to the Registrant                                        Who Is American Skandia?

12.      Incorporation of Certain Documents by Reference            Incorporation of Certain Documents by Reference

13.      Disclosure of Commission Position on Indemnification for                                   Indemnification
         Securities Act Liabilities

                                                                                                    Part II Heading

14.      Other Expenses of Issuance                                                      Other Expenses of Issuance
         and Distribution                                                                          and Distribution

15.      Indemnification of Directors and Officers                        Indemnification of Directors and Officers

16.      Exhibits                                                                                          Exhibits

17.      Undertakings                                                                                  Undertakings

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                 One Corporate Drive, Shelton, Connecticut 06484


This Prospectus describes a flexible premium deferred annuity (the "Annuity") offered by American Skandia Life Assurance Corporation ("we", "our" or "us"). The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. This Prospectus describes the important features of the Annuity and what you should consider before purchasing the Annuity. We have also filed a Statement of Additional Information that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described on page . The Annuity or certain of its investment options may not be available in all states. Various rights and benefits may differ between states to meet applicable laws and/or regulations. Certain terms are capitalized in this prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently used for retirement planning. It may be used as an investment vehicle for an IRA, SEP-IRA, Roth IRA and Tax Sheltered Annuity (or 403(b)). It may also be used for other purposes that are not "qualified" investments. The Annuity allows you to invest your money in a number of variable investment options as well as in one or more fixed investment options. You are not taxed on any investment gains the Annuity earns until you make a withdrawal from the Annuity or begin to receive annuity payments. This feature, referred to as "tax-deferral", can be beneficial to the growth of your Account Value because money that would otherwise be needed to pay taxes on investment gains each year remains invested and can earn additional money. However, because the Annuity is designed for long-term retirement savings, a 10% penalty tax may be applied on withdrawals you make before you reach age 59 1/2.

WHAT ARE SOME OF THE KEY FEATURES OF THE ANNUITY?

- The Annuity is a "flexible premium deferred annuity." It is called "flexible premium" because you have considerable flexibility in the timing and amount of premium payments. Generally, investors "defer" receiving annuity payments until after an accumulation period.
- This Annuity offers both variable and fixed investment options. If you allocate your Account Value to variable investment options, the value of your Annuity will vary daily to reflect the investment performance of the underlying investment options. Fixed investment options of different durations are offered that are guaranteed by us, but may have a Market Value Adjustment.
- The Annuity features two distinct phases - the accumulation period and the payout period. During the accumulation period your Account Value is allocated to one or more underlying investment options. The variable investment options, each a Class 3 Sub-account of American Skandia Life Assurance Corporation Variable Account B, invest in an underlying mutual fund portfolio. Currently, portfolios of the following underlying mutual funds are being offered: American Skandia Trust, The Alger American Fund, Montgomery Variable Series, Life & Annuity Trust and Rydex Variable Trust [First Defined Portfolio Fund LLC and American Skandia Trust].
- During the payout period, commonly called "annuitization," you can elect to receive fixed annuity payments (1) for life; (2) for life with a guaranteed minimum number of payments; (3) based on joint lives; or (4) for a guaranteed number of payments.
- The Annuity provides an additional 1% credit on Purchase Payments made within the first year and may provide certain additional benefits if your Account Value has not reached a Target Value on its 10th anniversary.
- This Annuity offers a basic Death Benefit and two Optional Death Benefits that provide an enhanced level of protection for your beneficiary(ies) for an additional charge.
- You are allowed to withdraw a certain amount of money from your Annuity on an annual basis free of any charges. Other product features allow you to access your Account Value as necessary, although a charge may apply.
- Transfers between investment options are tax-free. You may make twelve transfers each year free of charge. We also offer several programs that enable you to manage your Account Value as your financial needs and investment performance change.
- The Annuity may provide additional benefits for Owners who make large Purchase Payments.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
These annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in this annuity involves certain investment risks, including possible loss of principal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PLEASE READ THIS PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS. KEEP THEM FOR FUTURE REFERENCE.
--------------------------------------------------------------------------------
                  FOR FURTHER INFORMATION CALL 1-800-752-6342.
Prospectus Dated: May 1, 1999
Statement of Additional Information Dated: May 1, 1999
ASI-PROS- (05/99)
[NIKE-PROS-(05/99)]

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed, registered financial professionals. You must complete an application and submit a minimum initial purchase payment of $10,000. We may allow you to make a lower initial purchase payment provided that the purchase payments received in the first Annuity Year total at least $10,000. There is no age restriction to purchase the Annuity. However, the basic Death Benefit provides greater protection for persons under age 70.

TABLE OF CONTENTS


GLOSSARY OF TERMS..................................................................................................................5


SUMMARY OF CONTRACT FEES AND CHARGES...............................................................................................6


EXPENSE EXAMPLES...................................................................................................................8


INVESTMENT OPTIONS................................................................................................................11

   WHAT ARE THE INVESTMENT OBJECTIVES, POLICIES AND EXPENSES OF THE PORTFOLIOS?...................................................11
   WHAT ARE THE FIXED INVESTMENT OPTIONS?.........................................................................................17

FEES AND CHARGES..................................................................................................................17

   WHAT ARE THE CONTRACT FEES AND CHARGES?........................................................................................17
   WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?..................................................................18
   WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?...................................................................................18
   WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYOUT?..............................................................................19

PURCHASING YOUR ANNUITY...........................................................................................................19

   WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?..........................................................................19

MANAGING YOUR ANNUITY.............................................................................................................19

   MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?................................................................19
   MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?..................................................................................19
   MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?.......................................................................................20
   ADDITIONAL AMOUNTS ON QUALIFYING PURCHASE PAYMENTS.............................................................................20
   MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?...................................................................21
   MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?...............................................................21

MANAGING YOUR ACCOUNT VALUE.......................................................................................................21

   HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?...................................................................................21
   ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?.....................................................21
   DO YOU OFFER DOLLAR COST AVERAGING?............................................................................................22
   DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?...............................................................................22
   DO YOU OFFER A PROGRAM TO BALANCE FIXED AND VARIABLE INVESTMENTS?..............................................................22
   MAY I AUTHORIZE MY FINANCIAL REPRESENTATIVE TO MANAGE MY ACCOUNT?..............................................................23
   HOW DO THE FIXED INVESTMENT OPTIONS WORK?......................................................................................23
   HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?..............................................................................23
   HOW DOES THE MARKET VALUE ADJUSTMENT WORK?.....................................................................................24
   WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?.................................................................................24
   ADDITIONAL AMOUNTS IN THE FIXED ALLOCATIONS....................................................................................25

AMERICAN SKANDIA'S INVESTORS EDGE [AS Impact only]................................................................................25


ACCESS TO ACCOUNT VALUE...........................................................................................................26

   WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?...............................................................................26
   ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?..................................................................................27
   CAN I WITHDRAW A PORTION OF MY ANNUITY?........................................................................................27
   IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?....................................................................................27
   CAN I MAKE WITHDRAWALS FROM MY ANNUITY WITHOUT A CDSC?.........................................................................27
   HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?..................................................................................27
   CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?...............................................28
   DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(T) OF THE INTERNAL REVENUE CODE?.......................................28
   WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?.............................................................28
   CAN I SURRENDER MY ANNUITY FOR ITS VALUE?......................................................................................29
   WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?....................................................................29
   WHAT TYPES OF ANNUITY PAYMENT OPTIONS ARE AVAILABLE UPON ANNUITIZATION?........................................................29
   HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?...........................................................................30
   HOW ARE ANNUITY PAYMENTS CALCULATED?...........................................................................................30

DEATH BENEFIT.....................................................................................................................30

   WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?..................................................................................30
   DEATH BENEFIT OPTIONS..........................................................................................................30

VALUING YOUR INVESTMENT...........................................................................................................33

   HOW IS MY ACCOUNT VALUE DETERMINED?............................................................................................33
   WHAT IS THE SURRENDER VALUE OF MY ANNUITY?.....................................................................................33
   HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?....................................................................................33
   HOW DO YOU VALUE FIXED ALLOCATIONS?............................................................................................34
   WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?....................................................................................34

TAX CONSIDERATIONS................................................................................................................34

   WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?...............................................................34
   HOW IS AMERICAN SKANDIA AND THE SEPARATE ACCOUNT TAXED?........................................................................34
   IN GENERAL, HOW ARE ANNUITIES TAXED?...........................................................................................35
   HOW ARE DISTRIBUTIONS TAXED?...................................................................................................35
   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?...................................36
   HOW ARE DISTRIBUTIONS FROM TAX-QUALIFIED RETIREMENT PLANS TAXED?...............................................................38
   GENERAL TAX CONSIDERATIONS.....................................................................................................38

GENERAL INFORMATION...............................................................................................................39

   HOW WILL I RECEIVE STATEMENTS AND REPORTS?.....................................................................................39
   WHO IS AMERICAN SKANDIA?.......................................................................................................40
   WHAT ARE SEPARATE ACCOUNTS?....................................................................................................40
   WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?...........................................................................41
   WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?.........................................................................41
   AVAILABLE INFORMATION..........................................................................................................43
   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................................................................43
   HOW TO CONTACT US..............................................................................................................43
   INDEMNIFICATION................................................................................................................43
   LEGAL PROCEEDINGS..............................................................................................................43
   EXECUTIVE OFFICERS AND DIRECTORS...............................................................................................43
   CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION............................................................................45

APPENDIX A -FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA...........................................................................1


APPENDIX B -CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B...............................................................1

                                GLOSSARY OF TERMS

Many terms used within this Prospectus are described within the text where they appear. The description of those terms are not repeated in this Glossary of Terms.

Account Value: The value of each allocation to a Sub-account or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges. The Account Value is calculated before we assess any applicable Contingent Deferred Sales Charge and/or any Annual Maintenance Fee. Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine Account Value for your entire Annuity. Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuity Date: The date you choose for annuity payments to commence. There may be a maximum Annuity Date in certain states.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed Allocation: An allocation of Account Value that is to be credited a fixed rate of interest for a specified Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim Value: As of any particular date, the initial value allocated to the Fixed Allocation plus all interest credited to the Fixed Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value adjustment used in the determination of Account Value of each Fixed Allocation on a day other than such Fixed Allocation's Maturity Date.

Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender Value: The value of your Annuity available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender minus any applicable CDSC and Annual Maintenance Fee and any additional amounts we applied to your Purchase Payments that we are entitled to recover upon surrender of your Annuity.

Unit: A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and expenses we charge for the Annuity. Some charges are assessed against your Annuity while others are assessed against assets allocated to the variable investment options. The charges that are assessed against the Annuity include the Contingent Deferred Sales Charge, Annual Maintenance Fee, Transfer Fee and the Tax Charge. The charge that is assessed against the variable investment options is the Insurance Charge, which is the combination of a mortality and expense risk charge and a charge for administration of the Annuity. Each underlying mutual fund portfolio assesses a charge for investment management and for other expenses. The prospectus for each underlying mutual fund provides more detailed information about the expenses for the underlying funds. In certain states, a premium tax charge may be applicable. All of these fees and expenses are described in more detail within this Prospectus.


------------------------------------------------------------------------------------------------------------------------------------
                            Your Transaction Expenses
------------------------------------------------------------------------------------------------------------------------------------
------------------------------- ------------------------------------------------------------- --------------------------------------
                                                        Amount Deducted/
         Fee/Expense                                 Description Of Charge                                    When Deducted
------------------------------- ------------------------------------------------------------- --------------------------------------
------------------------------- -------- ------- ------- ------------ ------- ------- ------- --------------------------------------
Contingent Deferred Sales       Yr. 1    Yr. 2   Yr. 3    Yr. 4   Yr. 5   Yr. 6   Yr. 7   Yr. 8+            Upon Surrender or
Charge                                                                                                     Partial Withdrawal
The charge is a percentage of                                                                      Applicable period measured from
each applicable purchase                                                                          the date  each purchase payment is
payment                                                                                           allocated
------------------------------- -------- ------- ------- ------------ ------- ------- ------- --------------------------------------
------------------------------- -------- ------- ------- ------------ ------- ------- ------- --------------------------------------
                                 6.0%     6.0%    5.0%    5.0%     4.0%    3.0%    2.0%    0.0%

------------------------------- -------- ------- ------- ------------ ------- ------- ------- --------------------------------------
------------------------------- ------------------------------------------------------------- --------------------------------------
Annual Maintenance Fee                       Smaller of $35 or 2% of Account Value                     Annually on the contract's
                                                                                                  anniversary date or upon surrender
------------------------------- ------------------------------------------------------------- --------------------------------------
Transfer Fee                                                 $10.00                             After the 12th transfer each annuity
                                                                                                                  year
------------------------------- ------------------------------------------------------------- --------------------------------------
------------------------------- ------------------------------------------------------------- --------------------------------------
Tax Charge                         Depends on the requirements of the applicable jurisdiction                    Various

------------------------------- ------------------------------------------------------------- --------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                       Annual Expenses of the Sub-Accounts
      (as a percentage of the average daily net assets of the Sub-accounts)
------------------------------- ------------------------------------------------------------- --------------------------------------
Mortality & Expense Risk
Charge                                                       0.85%
                                                                                                                  Daily
Administration Charge                                        0.15%

Total  Annual  Expenses of the          1.00% per year of the value of each Sub-account              Applies to Variable Investment
Sub-accounts*                                                                                                 Options only
------------------------------- ------------------------------------------------------------- --------------------------------------
* The  combination of the Mortality and Expense Risk Charges and  Administration
Charge is referred to as the "Insurance Charge" elsewhere in this prospectus and in the Annuity contract.

------------------------------------------------------------------------------------------------------------------------------------
                                Optional Benefits
We offer two different Optional Death Benefits that provide an enhanced level of protection  for your  beneficiary(ies).  Please  refer to the  section  entitled
"Death  Benefit" for a complete  discussion  of the Optional  Death  Benefits we offer.
------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------- -------------------------------------------- ----------------------------------------

Death Benefit Option                 Death Benefit equal to the greater of:            Additional Charge (annually)
---------------------------------------------- -------------------------------------------- ----------------------------------------
---------------------------------------------- -------------------------------------------- ----------------------------------------
                                               1.   Account Value (no MVA)
                                               2.   Sum of Purchase Payments minus
                  OPTION 1                          the proportional impact of                 [0.xx%] of the current Death Benefit
                                                    withdrawals increasing at 5.0%                  [to be filed by amendment]
                                                    annually
                                               3.   Highest Anniversary Value
---------------------------------------------- -------------------------------------------- ----------------------------------------
---------------------------------------------- -------------------------------------------- ----------------------------------------
                                               1.   Account Value (no MVA)
                                               2.   Sum of Purchase Payments minus
                  OPTION 2                          the proportional impact of                 [0.xx%] of the current Death Benefit
                                                    withdrawals increasing at 7.2%                  [to be filed by amendment]
                                                    annually
                                               3.   Highest Anniversary Value
---------------------------------------------- ---------------------------------------- --------------------------------------------

--------------------------------------------------------------------------------
                Underlying Mutual Fund Portfolio Annual Expenses
    (as a percentage of the average net assets of the underlying Portfolios)
--------------------------------------------------------------------------------

Below are the investment management fee, other expenses, and the total annual expenses for each underlying Portfolio as of December 31, 1998. The total annual expenses are the sum of the investment management fee and other expenses. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the underlying Portfolios, a portion of the management fee is being waived and/or other expenses are being partially reimbursed. "N/A" indicates that no portion of the management fee and/or other expenses is being waived and/or reimbursed. Any footnotes about expenses appear after the list of all the portfolios. Those portfolios whose name includes the prefix "AST" are portfolios of American Skandia Trust. The underlying mutual fund portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details.

                                                     [TO BE FILED BY AMENDMENT]

------------------------------------------------------------------------------------------------------------------------------------
                                                  Management  Management   Other           Other         Total Annual   Total Annual
                                                    Fee          Fee      Expenses        Expenses         Expenses       Expenses
           UNDERLYING PORTFOLIO                                             after          before
                                                    after      before   reimbursement    reimbursement   after waiver  before waiver
                                                    waiver    waiver                                         or               or
                                                                                                        reimbursement  reimbursement
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
AST Lord Abbett Growth and Income
AST Lord Abbett Small Cap Value
AST JanCap Growth(1)
AST Janus Small-Cap Growth(2)
AST Janus Overseas Growth
AST Money Market(3)
AST Federated High Yield
AST T. Rowe Price Asset  Allocation
AST T. Rowe Price  International  Equity
AST T. Rowe Price Natural  Resources
AST T.Rowe Price International Bond
AST T. Rowe Price Small Company Value
AST Founders Passport
AST INVESCO Equity Income
AST PIMCO Total Return Bond
AST PIMCO Limited Maturity  Bond
AST  Oppenheimer   Large-Cap   Growth(4)
AST  American  Century International Growth
AST American Century Strategic Balanced(5)
AST Putnam Value Growth & Income
AST Putnam  International Equity
AST Putnam Balanced
AST Cohen & Steers Realty
AST Bankers Trust Enhanced  500(6)
AST Marsico  Capital Growth
AST Neuberger  Berman Mid-Cap  Value(7)
AST Neuberger  Berman Mid-Cap  Growth(8)
AST Kemper Small-Cap Growth(9)

The Alger  American Fund - Growth
portfolio
The Alger American Fund - MidCap Growth portfolio

Montgomery Variable Series - Emerging
Markets portfolio(10)

Wells Fargo LAT Trust - Equity Value
portfolio(11)

Rydex Variable Trust - Nova portfolio
Rydex Variable Trust - Ursa portfolio
Rydex Variable Trust - OTC portfolio
------------------------------------------------------------------------------------------------------------------------------------

                                                     [TO BE FILED BY AMENDMENT]

------------------------------------------------------------------------------------------------------------------------------------
                                            Manage-    Manage-       Other      Other       12b-1 Fees        Total        Total
                                           ment Fee    ment Fee    Expenses    Expenses                       Annual       Annual
                                                                                                             Expenses     Expenses
           UNDERLYING PORTFOLIO             after     before       after        before
                                            waiver     waiver      reimburse-   reimburse-
                                                                   ment         ment                          after        before
                                                                                                            waiver or    waiver or
                                                                                                            reimburse-    reimburse-
                                                                                                             ment         ment
------------------------------------------------------------------------------------------------------------------------------------
First Trust - The DowSM  Target 5 portfolio
First Trust - The DowSM  Target 10 portfolio
First Trust - Global Target 15 portfolio
First Trust - Target 10 Large Cap portfolio
First Trust - Target 15 Large Cap portfolio
First Trust - Target Small Cap portfolio
First Trust - 10 Uncommon Values portfolio

American Skandia Trust - Money Market
------------------------------------------------------------------------------------------------------------------------------------


1 The investment management fee without any voluntary waiver would have been 0.90%; the total annual expenses without any waiver or reimbursement would have been 1.08%.
2 Prior to January 1, 1999, the Investment Manager had engaged Founders Asset Management, LLC as Sub-advisor for the Portfolio (formerly the Founders Capital Appreciation portfolios).
3 The investment management fee without any voluntary waiver would have been 0.50%; the other expenses without any reimbursement would have been 0.19%; the total annual expenses without any waiver or reimbursement would have been 0.69%.
4 Prior to January 1, 1999, the Investment Manager had engaged Robertson, Stephens & Company Investment Management, L.P. as Sub-advisor for the Portfolio (formerly the Robertson Stephens Value + Growth portfolio), and the total Investment Management fee was at the annual rate of 1.00% of the average daily net assets of the Portfolio. As of January 1, 1998, the Investment Manager engaged OppenheimerFunds, Inc. as Sub-advisor for the Portfolio, and the Investment Management fee is payable at the annual rate of 0.90% of the first $1 billion of the average daily net assets of the Portfolio, plus .85% of the Portfolio's average daily net assets in excess of $1 billion. The Management Fee in the above chart reflects the current Investment Management fee payable to the Investment Manager.
5 The other expenses without any reimbursement would have been 0.50%; the total annual expenses without any waiver or reimbursement would have been 1.35%.
6 The other expenses without any reimbursement would have been 0.29%; the total annual expenses without any waiver or reimbursement would have been 0.89%.
7 Prior to May 1, 1998, the Investment Manager had engaged Federated Investment Counseling as Sub-advisor for the Portfolio (formerly, the Federated Utility Income portfolio), for a total Investment Management fee payable at the annual rate of .75% of the first $50 million of the average daily net assets of the Portfolio, plus .60% of the Portfolio's average daily net assets in excess of $50 million. As of May 1, 1998, the
     Investment  Manager engaged  Neuberger  Berman  Management  Incorporated as
     Sub-advisor for the Portfolio, for a total Investment Management fee payable at the annual rate of 0.90% of the first $1 billion of the average daily net assets of the Portfolio plus .85% of the Portfolio's average daily net assets in excess of $1 billion. The Management Fee in the above chart reflects the current Investment Management fee payable to the Investment Manager.
8 Prior to May 1, 1998, the Investment Manager had engaged Berger Associates, Inc. as Sub-advisor for the Portfolio (formerly, the Berger Capital Growth portfolio), for a total Investment Management fee payable at the annual rate of .75% of the average daily nets assets of the Portfolio. As of May 1, 1998, the Investment Manager engaged Neuberger Berman Management Incorporated as Sub-advisor for the Portfolio, for a total Investment Management fee payable at the annual rate of 0.90% of the first $1 billion of the average daily net assets of the Portfolio plus .85% of the Portfolio's average daily net assets in excess of $1 billion. The Management Fee in the above chart reflects the current Investment Management fee payable to the Investment Manager.
9 This portfolio commenced operations in January 1999. "Other Expenses" shown are based on estimated expenses for the fiscal year ending December 31, 1999 with a voluntary expense reimbursement. Estimated other expenses without any reimbursement would be 0.59%.
10 The other expenses without any reimbursement would have been 0.56%; the total annual expenses without any waiver or reimbursement would have been 1.81%.
11 The other expenses without any reimbursement would have been 0.63%; the total annual expenses would have been 1.23%.

EXPENSE EXAMPLES
These examples are designed to assist you in understanding the various costs and expenses you will incur with the Annuity over certain periods of time based on specific assumptions. The examples reflect expenses of our Sub-accounts, as well as those of the underlying mutual fund portfolios. The Securities and Exchange Commission ("SEC") requires these examples.

The examples shown assume that: (a) you only allocate Account Value in the Sub-accounts; (b) fees and expenses remain constant; (c) you make no withdrawals of Account Value during the period shown; (d) you make no transfers, withdrawals, surrender or other transaction that we charge a fee during the period shown; (e) no tax charge applies; (f) the 1.0% Target Value Credit is applied to the Purchase Payment; and (g) the expenses throughout the period for the underlying mutual fund portfolios will be the lower of the expenses without any applicable reimbursement or expenses after any applicable reimbursement, as shown above in the section entitled "Underlying Mutual Fund Portfolio Annual Expenses." The examples do not reflect the charge for any optional benefits that may be offered under the Annuity.

THE  EXAMPLES  ARE  ILLUSTRATIVE   ONLY  -  THEY  SHOULD  NOT  BE  CONSIDERED  A
REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

------------------------------------------------------------------------------------------------------------------------------------
                                                                  Expense Examples
                                                 (amounts shown are rounded to the nearest dollar)
------------------------------------------------------------------------------------------------------------------------------------

                           [TO BE FILED BY AMENDMENT]

                                         ----------------------------------------- ------- -----------------------------------------
                                         If you  surrender  your  Annuity at the        If  you  do  not  surrender   your  Annuity
                                         end of the applicable  time period,            at the end of the  applicable time period or
                                         you would pay the  following  expenses         begin taking  annuity payments at such time,
                                         on a $1,000 investment, assuming 5%            you would pay the following expenses on a
                                         annual return  on assets:                      $1,000 investment, assuming 5% annual
                                                                                        return on assets:




                                                          After:                                        After:
------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------- ---------- --------- ---------- -----
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years        1 Year     3 Years   5 Years    10 Years
                                             --------- ---------- --------- ---------- ------------- --------- ---------- ----------
-------------------------------------------- --------- ---------- --------- ---------- ------------- --------- ---------- ----------
AST LA Growth  and  Income 3
AST LA Small Cap  Value 3
AST  JanCap  Growth 3
AST Janus Small-Cap  Growth 3
AST Janus Overseas Growth 3
AST Money Market 3
AST Fed High  Yield  3
AST  T.  Rowe  Price  Asset  Allocation  3
AST  T.  Rowe  Price International  Equity 3
AST T. Rowe Price Natural  Resources 3
AST T. Rowe Price International  Bond 3
AST T.  Rowe  Price  Small  Company  Value 3
AST  Founders Passport 3
AST INVESCO  Equity  Income 3
AST PIMCO Total Return Bond 3
AST PIMCO Limited Maturity Bond 3
AST Oppenheimer  Large-Cap Growth 3
AST American Century International  Growth 3
AST  American  Century  Strategic  Balanced 3
AST Putnam Value Growth & Income 3
AST Putnam  International Equity 3
AST Putnam Balanced 3
AST Cohen & Steers Realty 3
AST Bankers Trust Enhanced 500 3
AST Marsico Capital Growth 3
AST NB  Mid-Cap  Value 3
AST NB Mid-Cap  Growth 3
AST Kemper  Small-Cap Growth 3

AA Growth 3
AA MidCap Growth 3

MV Emerging Markets 3

WF LAT Trust Equity Value 3

Rydex Nova 3
Rydex Ursa 3
Rydex OTC 3
--------------------------------------- --------- ---------- --------- ---------- ------- ---------- --------- ---------- ----------

--------------------------------------- --------- ---------- --------- ---------- ------- ---------- --------- ---------- ----------
FT The DowSM Target 5 3
FT The DowSM Target 10 3
FT Global Target 15 3
FT Target 10 Large Cap 3
FT Target  15 Large  Cap 3
FT Target  Small Cap 3
FT 10  Uncommon Values 3

AST Money Market 3
--------------------------------------- --------- ---------- --------- ---------- ------- ---------- --------- ---------- ----------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES, POLICIES AND EXPENSES OF THE PORTFOLIOS?

Each variable investment option is a Class 3 Sub-account of American Skandia Life Assurance Corporation Variable Account B (see "What are Separate Accounts" for more detailed information.) Each Sub-account invests exclusively in one Portfolio. You should carefully read the prospectus for any Portfolio in which you are interested. The following chart classifies each of the Portfolios based on our assessment of their investment style (as of the date of this Prospectus). The chart also provides a short description of each Portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. The name of the advisor/sub-advisor for each Portfolio appears next to the description. Those portfolios whose name includes the prefix "AST" are portfolios of American Skandia Trust. The investment manager for AST is American Skandia Investment Services, Inc. ("ASISI"), an affiliated company. However, a sub-advisor, as noted below, is engaged to conduct day-to-day investment decisions. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the underlying mutual funds. There is no guarantee that any underlying mutual fund portfolios will meet its investment objective.

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

------------------- ---------------------------------------------------------------------------------------- -----------------------
                                                                                                                         PORTFOLIO
      STYLE/                                      INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                             SUB-ADVISOR
------------------- ---------------------------------------------------------------------------------------- -----------------------
------------------- ---------------------------------------------------------------------------------------- -----------------------
                    AST Money Market: seeks to maximize current income and maintain high levels of liquidity.  The
     CAPITAL        Portfolio attempts to accomplish its objective by maintaining a dollar-weighted average              J.P. Morgan
  PRESERV-ATION     maturity of not more than 90 days and by investing in securities which have effective                Investment
                    maturities of not more than 397 days.                                                            Management Inc.
                    ----------------------------------------------------------------------------------------------------------------
------------------- ----------------------------------------------------------------------------------------------------------------
                    AST PIMCO Limited Maturity Bond: seeks to maximize total return, consistent with preservation           Pacific
 SHORT-TERM BOND    of capital and prudent investment management.  The Portfolio will invest in a diversified            Investment
                    portfolio of fixed income  securities of varying  maturities                                         Management
                    with a portfolio duration from one to three years.                                                      Company
------------------- ------------------------------------------------------------------------------------------------ ---------------
------------------- ------------------------------------------------------------------------------------------------ ---------------
    LONG-TERM       AST PIMCO Total Return Bond: seeks to maximize total return consistent with preservation of             Pacific
       BOND         capital.  The Portfolio will invest in a diversified portfolio of fixed-income securities of         Investment
                    varying maturities with a portfolio duration from three to six years.                        Management Company
------------------- ----------------------------------------------------------------------------------------------------------------
------------------- ----------------------------------------------------------------------------------------------------------------
                    AST Federated High Yield: seeks high current income by investing primarily in a diversified portfolio of fixed income securities.  The Portfolio will invest at least 65% of its assets in
 HIGH  YIELD BOND   lower-rated  (BBB or lower) fixed rate corporate debt   obligations.   Investments  of
                    this  type  are  subject  to  a  greater  risk  of  loss  of  principal and interest                   Federated
                    than investments in higher rated  securities  and are generally  considered  high risk.               Investment
                    Lower-rated  or unrated  bonds are commonly  referred to as   "junk bonds."                           Counseling
------------------- ------------------------------------------------------------------------------------------------ ---------------
------------------- ------------------------------------------------------------------------------------------------ ---------------
                    AST T. Rowe Price International Bond: seeks to provide high current income and capital
                    appreciation by investing in high-quality, non dollar-denominated government and corporate           Rowe Price-
  INTER-NATIONAL    bonds outside the United States.  The Portfolio will invest at east 65% of its  assets in                Fleming
        BOND        high-quality,  non dollar-denominated  government  and  corporate  bonds  outside the United      International,
                    States.  The Portfolio may also invest up to 20% of its assets in below investment-grade,                   Inc.
                    high-risk  bonds,  including  bonds in default or those with the lowest rating (commonly referred to as "junk bonds").
------------------- ------------------------------------------------------------------------------------------------ ---------------
------------------- ------------------------------------------------------------------------------------------------ ---------------
                    AST T. Rowe Price Asset Allocation: seeks a high level of total return by investing primarily
ASSET               in a  diversified  group  of fixed  income  and
ALLOCA-TION         equity  securities.  Under  normal  conditions  over                                              T. Rowe Price
                    the long-term,  the Portfolio  expects to allocate its                                         Associates,  Inc.
                    assets so that  approximately  40% of its
                    assets will be in fixed income  securities and approximately
                    60% in equity securities.
----------- ------------------------------------------------------------------------------------------------ -----------------------


----------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                       PORTFOLIO
      STYLE/                                   INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                            SUB-ADVISOR
------------------- ---------------------------------------------------------------------------------------- -----------------------
                    AST Putnam Balanced:  seeks to provide a balanced investment composed of a well-diversified portfolio of stocks and bonds which will produce both capital  growth and current  income.
                    The  Portfolio  may invest in almost any type of security or
                    negotiable  instrument,  including cash  or                                                    Putnam Investment
  BALANCED          money  market  instruments.  The portion of the  Portfolio's                                   Management,  Inc.
                    assets invested in equity    securities and
                    fixed income securities will vary from time to time in light of the Portfolio's investment objective, changes in interest rates and economic of other factors.  Under normal
                    market  conditions,  it is expected that at least 25% of the
                    Portfolio's  total  assets will be invested in fixed  income securities.
                    ---------------------------------------------------------------------------------------- -----------------------
                    ---------------------------------------------------------------------------------------- -----------------------
                    AST American Century Strategic Balanced: seeks capital growth and current income.  It is the
                    intention of the Portfolio's sub-advisor to maintain approximately 60% of the Portfolio's       American Century
                    assets in common stocks that are considered by the sub-advisor to have better-than-average            Investment
                    prospects for appreciation and the remainder in bonds and other fixed income securities.        Management, Inc.
------------------- ---------------------------------------------------------------------------------------- -----------------------
                      AST Cohen & Steers Realty:  seeks to maximize total return
                      through   investment  in  real  estate   securities.   The
                      Portfolio  pursues its investment  objective of maximizing
                      total  return  by  seeking,   with   approximately   equal
  REAL                emphasis,   capital   appreciation   (both   realized  and
  ESTATE              unrealized)    and   current    income.    Under    normal                                      Cohen & Steers
  (REIT)              circumstances, the Portfolio will invest substantially all                            Capital Management, Inc.
                      of its assets in the  equity  securities  of "real  estate companies".  Real estate companies include those companies that  derive  at  least  50%  of  its  revenues  from  the ownership, construction,  financing, management or sale of commercial, industrial, or residential real estate or that has at least 50% of its assets in such real estate.


------------------- ---------------------------------------------------------------------------------------- -----------------------
------------------- ---------------------------------------------------------------------------------------- -----------------------
                    AST INVESCO Equity Income: seeks high current income while following sound investment practices.  Capital growth is a secondary consideration. The Portfolio seeks to achieve its
  EQUITY INCOME     objective by investing in securities which will provide a relatively high-yield and stable        INVESCO Funds
                    return and which, over the years, may also provide capital appreciation.  The Portfolio              Group, Inc.
                    normally will invest at least 65% of its assets in dividend-paying, marketable common stocks of domestic and foreign industrial issuers.

------------------- ----------------------------------------------------------------------------------------------- ---------------

------------------- ------------------------------------------------------------------------------------------------ ---------------
                      AST Bankers Trust  Enhanced 500:  seeks to outperform  the
                      Standard & Poor's 500  Composite  Stock  Price  Index (the
                      "S&P  500(R)")   through  stock  selection   resulting  in
 ENHANCED             different  weightings  of common  stocks  relative  to the                                       Bankers Trust
  INDEX               index.  The  Portfolio  will include the common  stocks of                                             Company
                      companies  included in the S&P 500(R).  While the majority of the  issues  held by the  Portfolio  will have  neutral weightings to the S&P 500, approximately 100 will be over-
                      or under-weighted relative to the index.
------------------- ---------------------------------------------------------------------------------------- -----------------------
------------------- ---------------------------------------------------------------------------------------- -----------------------
                      AST Putnam Value  Growth & Income:  seeks  capital  growth
                      with  current  income  as  a  secondary   objective.   The
                      Portfolio  invests  primarily in common  stocks that offer
GROWTH                potential for capital growth, and may, consistent with its                                  Putnam Investment
   &                  investment   objectives,   invest  in  stocks  that  offer                                    Management, Inc.
INCOME                potential for current income.  The Portfolio may invest up to 20% of its  assets  in  securities  traded  in  foreign markets.
                    ---------------------------------------------------------------------------------------- -----------------------
                    AST Lord Abbett Growth and Income: seeks long-term growth of capital  and  income  while  attempting  to avoid  excessive
                    fluctuations in market value. Normally,  investments will be                                Lord, Abbett & Co.
                    made in  common  stocks  of  seasoned  companies  which  are expected to show above-average growth  and which the
                    Portfolio's  sub-advisor  believes to be in sound
                    financial condition.
------------------- ----------------------------------------------------------------------------------------------------------------
------------------- ----------------------------------------------------------------------------------------------------------------
                      AST T.  Rowe  Price  Natural  Resources:  seeks  long-term growth of capital through  investment  primarily in common
   NATURAL            stocks of companies which own or develop natural resources                                        T.Rowe Price
  RESOURCES           and other basic  commodities.  The  Portfolio  will invest                                    Associates, Inc.
                      primarily  (at least 65% of its  total  assets)  in common stocks of companies which own or develop natural resources and other basic commodities.

------------------- ----------------------------------------------------------------------------------------------------------------

------------------- ----------------------------------------------------------------------------------------------------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                              SUB-ADVISOR
------------------- ----------------------------------------------------------------------------------------------------------------

                      AST  JanCap  Growth:  seeks  growth of capital in a manner                                       Janus Capital
                      consistent with the preservation of capital. The Portfolio                                     Corporation
                      pursues its objective by emphasizing investments in common stocks.

                    ---------------------------------------------------------------------------------------- -----------------------
                    ---------------------------------------------------------------------------------------- -----------------------
                      AST Marsico Capital Growth:  seeks capital growth.  Income realization is not an investment  objective and any income
                      realized on the Portfolio's investments,  therefore,  will                                    Marsico  Capital
                      be incidental to the Portfolio's objective.  The Portfolio                                    Management,  LLC
                      will pursue its objective by investing primarily in common
                      stocks  in  industries   and  companies  the   sub-advisor
                      believes  are  experiencing  favorable  demand  for  their products and  services,  and which  operate in a favorable competitive and regulatory environment.
                   ----------------------------------------------------------------------------------------- -----------------------
                   ----------------------------------------------------------------------------------------- -----------------------
                      AST  Neuberger   Berman  Mid-Cap  Growth:   seeks  capital
                      appreciation.  The  Portfolio  invests  in  a  diversified
                      portfolio  of common  stocks  believed to have the maximum                                    Neuberger Berman
                      potential    for    long-term     above-average    capital                             Management Incorporated
                      appreciation.   Under  normal  conditions,  the  Portfolio
                      primarily  invests in the common stocks of companies  with equity  market  capitalizations  from $300  million to $10 billion at the time of investment.  The Portfolio does not seek  to  invest  in  securities  that  pay  dividends  or interest, and any such income is incidental.
                   ----------------------------------------------------------------------------------------- -----------------------
                   ----------------------------------------------------------------------------------------- -----------------------
                      AST Neuberger Berman Mid-Cap Value:  seeks capital growth.
                      The Portfolio  seeks capital  growth through an investment
                      approach  that  is  designed  to  increase   capital  with
                      reasonable  risk.  The Portfolio  invests  principally  in                                    Neuberger Berman
     GROWTH           common   stocks   of   medium   to  large   capitalization                             Management Incorporated
                      established companies,  using a value-oriented  investment approach. The Sub-advisor looks for securities believed to be undervalued based on strong  fundamentals,  including a low price-to-earnings ratio, consistent cash flow, and the company's  track  record  through  all parts of the market cycle.
                    ---------------------------------------------------------------------------------------- -----------------------
                    ---------------------------------------------------------------------------------------- -----------------------
                      AST   Oppenheimer   Large-Cap   Growth*:   seeks   capital
                      appreciation.  The  Portfolio  does  not  invest  to  seek current  income.  The Portfolio  emphasizes  investment in
                      common stocks issued by  established  large-capitalization                                   OppenheimerFunds,
                      growth companies. For purposes of the Portfolio, large-cap                                                Inc.
                      companies  have  market  capitalizations  greater  than $5 billion.  Investment  opportunities  may be  sought  among securities of smaller,  less  well-known  companies.  This
                      Portfolio is not intended for  investors  seeking  assured income or preservation of capital.

                   ----------------------------------------------------------------------------------------- -----------------------
                   ----------------------------------------------------------------------------------------- -----------------------
                      The Alger American Fund - Growth:  seeks long-term capital appreciation.  Except during temporary  defensive periods,
                      the Portfolio  invests at least 65% of its total assets in                                          Fred Alger
                      equity  securities  of  companies  that,  at the  time  of                                    Management, Inc.
                      purchase,  have total market  capitalization of $1 billion or greater.
                   ----------------------------------------------------------------------------------------- -----------------------
                   ----------------------------------------------------------------------------------------- -----------------------
                      Wells Fargo Life & Annuity Trust - Equity Value:  seeks to provide investors with long-term  capital  appreciation by investing primarily in equity securities, including common
                      stocks,  and may  invest  in  debt  instruments  that  are                              Wells Fargo Bank, N.A.
                      convertible  into  common  stocks  of  both  domestic  and
                      foreign  companies.   Income  generation  is  a  secondary
                      consideration.   The   Portfolio   may  invest  in  large,
                      well-established  companies  and  smaller  companies  with market capitalization exceeding $50 million.
 ----------------------------------------------------------------------------------------------------------- -----------------------
 ---------- ------------------------------------------------------------------------------------------------ -----------------------
                      The Alger American Fund - MidCap Growth:  seeks  long-term
  AGGRES-SIVE         capital  appreciation.  Except during temporary  defensive
    GROWTH            periods,  the Portfolio  invests at least 65% of its total                                          Fred Alger
                      assets in equity securities of companies that, at the time                                    Management, Inc.
                      of  purchase  of  the   securities,   have  total   market
                      capitalization  within the range of companies  included in the S&P MidCap 400 Index, updated quarterly.
----------- ------------------------------------------------------------------------------------------------ -----------------------


------------------- ----------------------------------------------------------------------------------------------------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                              SUB-ADVISOR
------------------- ----------------------------------------------------------------------------------------------------------------
------------------- ----------------------------------------------------------------------------------------------------------------
                      AST Janus Small-Cap  Growth:  seeks capital  appreciation.
                      The Portfolio pursues its objective by normally  investing
                      at least 65% of its total assets in  securities  issued by                                       Janus Capital
                      small-sized  companies.  The  Portfolio may also invest in                                         Corporation
                      stocks of larger  companies  with  potential  for  capital appreciation.
                    ---------------------------------------------------------------------------------------- -----------------------
                    ---------------------------------------------------------------------------------------- -----------------------
                      AST Kemper Small-Cap Growth*:  seeks maximum  appreciation of investors' capital from a portfolio primarily of growth stocks of smaller  companies.  The Portfolio seeks maximum
                      appreciation  of investors'  capital.  Current income will                                      Scudder Kemper
                      not be a significant  factor.  The Portfolio's  investment                                   Investments, Inc.
                      portfolio will normally consist primarily of common stocks and securities convertible into or exchangeable for common stocks,  including  warrants and rights.  The Portfolio is designed as a long-term investment  involving  substantial financial risk  commensurate  with  potential  substantial gains.
SMALL               ---------------------------------------------------------------------------------------- -----------------------
CAPITAL-            ---------------------------------------------------------------------------------------- -----------------------
IZATION               AST Lord Abbett Small Cap Value:  seeks long-term  capital appreciation. Investments will be primarily made in equity
                      securities  which are  believed to be  undervalued.  Under                                  Lord, Abbett & Co.
                      normal  circumstances,  the Portfolio will invest at least
                      65% of its assets in common stocks issued by smaller, less well-known companies,  with market capitalizations of less than $1  billion.  Smaller  companies  may carry more risk than larger companies.
                    ---------------------------------------------------------------------------------------- -----------------------
                    ---------------------------------------------------------------------------------------- -----------------------
                      AST T. Rowe Price Small  Company  Value:  seeks to provide long-term capital  appreciation by investing  primarily in small-capitalization stocks that appear to be undervalued.
                      The Portfolio will invest at least 65% of its total assets                                        T.Rowe Price
                      in companies with a market capitalization of $1 billion or                                    Associates, Inc.
                      less that appear undervalued by various measures,  such as price/earnings  or price/book  value ratios.  Investing in small companies  involves greater risk, as well as greater opportunity,  than is  customarily  associated  with  more established companies.
----------- ------------------------------------------------------------------------------------------------ -----------------------
----------- ------------------------------------------------------------------------------------------------ -----------------------
                      AST American Century  International  Growth: seeks capital
                      growth.  The Portfolio will invest primarily in issuers in                                    American Century
                      developed markets. Under normal conditions,  the Portfolio                                          Investment
                      will  invest  at least 65% of its  assets  in  equity  and                                    Management, Inc.
                      equity  equivalent  securities  of  issuers  from at least three different countries outside the United States.

                    ---------------------------------------------------------------------------------------- -----------------------
                    ---------------------------------------------------------------------------------------- -----------------------
                      AST Founders  Passport:  seeks capital  appreciation.  The
                      Portfolio   invests  primarily  in  securities  issued  by
                      foreign  companies  which have market  capitalizations  or
                      annual revenues of $1 billion or less. At least 65% of the                                      Founders Asset
                      Portfolio's  assets  will  normally be invested in foreign                                      Management LLC
                      securities representing a minimum of three countries.  The
                      Portfolio will normally invest a significant proportion of its  assets in the  securities  of small and  medium-sized
INTER-                companies, which involves greater risk than is customarily
NATIONAL              associated with more established companies.
EQUITY              ---------------------------------------------------------------------------------------- -----------------------
                    ---------------------------------------------------------------------------------------- -----------------------
                      AST  Janus  Overseas  Growth:  seeks  long-term  growth of
                      capital.  The Portfolio  pursues its  objective  primarily                                       Janus Capital
                      through  investments  in common stocks of issuers  located                                         Corporation
                      outside the United States.
                    ---------------------------------------------------------------------------------------- -----------------------
                    ---------------------------------------------------------------------------------------- -----------------------
                      AST   Putnam    International    Equity:   seeks   capital
                      appreciation.   The  Portfolio   seeks  its  objective  by
                      investing  primarily  in equity  securities  of  companies                                   Putnam Investment
                      located in a country  other than the  United  States.  The                                    Management, Inc.
                      Portfolio  will,  under  normal  circumstances,  invest at least 65% of its total  assets in  issuers  located  in at least  three  different  countries  other  than the United
                      States.
                    ---------------------------------------------------------------------------------------- -----------------------
                    ---------------------------------------------------------------------------------------- -----------------------
                      AST T. Rowe Price International Equity: seeks total return
                      of its assets from long-term growth of capital and income,                                Rowe Price-Fleming
                      principally   through   investments  in  common  stock  of                               International, Inc.
                      established,  non-U.S. companies. The Portfolio intends to diversify  broadly among countries and to normally have at
                      least  three  different   countries   represented  in  the
                      Portfolio.
----------- ------------------------------------------------------------------------------------------------ -----------------------
----------- ------------------------------------------------------------------------------------------------ -----------------------
                      Montgomery  Variable  Series  -  Emerging  Markets:  seeks capital  appreciation,  which under normal  conditions  it
 EMERGING             seeks by  investing  at least 65% of its  total  assets in                                    Montgomery Asset
  MARKETS             equity   securities  of  companies  in  countries   having                                    Management, L.P.
                      emerging markets. Under normal conditions, investments are maintained  in at least six emerging  market  countries at all  times  and no  more  than  35% of  total  assets  are invested in any one emerging market country.
----------- ------------------------------------------------------------------------------------------------ -----------------------
----------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                              SUB-ADVISOR
----------- ------------------------------------------------------------------------------------------------ -----------------------
------------------------------------------------------------------------------------------------------------------------------------
                      The Nova,  Ursa and OTC  portfolios of the Rydex  Variable
                      Trust are  available  to all Owners.  However,  the fund's advisor strongly  recommends that only Owners who engage a
                      Financial  Adviser to allocate their funds in strategic or tactical  asset  allocation  strategies  invest  in  these portfolios.  There can be no assurance  that any Financial
                      Advisor will  successfully  predict  market  fluctuations.
                      Each of the Rydex portfolios  invests in the securities of a  relatively  few number of issuers.  Since the assets of each  portfolio  are  invested  in  a  limited  number  of issuers,  the net asset value of the portfolio may be more susceptible  to a single  adverse  economic,  political or regulatory occurrence.

------------------------------------------------------------------------------------------------------------------------------------
----------- ------------------------------------------------------------------------------------------------ -----------------------
                      Rydex Variable Trust - Nova:  seeks to provide  investment returns that are 150% of the S&P 500 Composite Stock Price
                      Index by  investing  to a  significant  extent in  futures
                      contracts and options on securities, futures contracts and                              PADCO Advisor II, Inc.
                      the value of Fund  shares will tend to increase by 150% of
 STRATEGIC OR         the  value  of any  increase  in the S&P Inc.  500  Index.
  TACTICAL            However, when the value of the S&P 500 Index declines, the
   ALLOCA-            value of Fund shares  should also  decrease by 150% of the
   TION               value of any decrease in the S&P 500 Index.
                    ---------------------------------------------------------------------------------------- -----------------------
                    ---------------------------------------------------------------------------------------- -----------------------
                      Rydex Variable Trust - Ursa:  seeks to provide  investment
                      results  that  will  inversely   correlate  (e.g.  be  the
                      opposite)  to the  performance  of the S&P  500  Composite
                      Stock Price Index by investing to a significant  extent in                              PADCO Advisor II, Inc.
                      futures  contracts  and  options  on  securities,  futures contracts and stock  indexes.  The Fund will generally not invest in the securities included in the S&P 500 Index. If the Fund meets its objective the value of Fund shares will tend to  increase  when the  value of the S&P 500 Index is decreasing.  However,  when the value of the S&P 500 Index is increasing, the value of Fund shares should decrease by an inversely proportional amount.
                    ---------------------------------------------------------------------------------------- -----------------------
                    ---------------------------------------------------------------------------------------- -----------------------
                      Rydex Variable  Trust - OTC:  seeks to provide  investment
                      results   that   correspond   to  a   benchmark   for  the
                      over-the-counter  securities,  currently  the  NASDAQ  100
                      Index(TM),  by investing  principally in the securities of                              PADCO Advisor II, Inc.
                      companies included in that Index. The Fund may also invest in other  instruments  whose  performance  is  expected to correspond to that of the Index, and may engage in futures and options transactions.  If the Fund meets its objective the  value of Fund  shares  will tend to  increase  by the amount  of the  increase  in  the  NASDAQ  100  Index(TM).
                      However,    when   the   value   of   the    NASDAQ    100
                      Index(TM)declines,  the value of Fund  shares  should also decrease by the amount of the decrease in the value of the
                      Index(TM).
----------- ------------------------------------------------------------------------------------------------ -----------------------


------------ ----------------------------------------------------------------------------------------------- -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                              SUB-ADVISOR
----------- ------------------------------------------------------------------------------------------------ -----------------------
----------- ------------------------------------------------------------------------------------------------ -----------------------
                      AST Money  Market:  seeks to maximize  current  income and
 CAPITAL              maintain high levels of liquidity.  Portfolio  attempts to                                         J.P. Morgan
 PRESERV-             accomplish its objective by maintaining a  dollar-weighted                                          Investment
  ATION               average maturity of not more than 90 days and by investing                                     Management Inc.
                      in securities which have effective  maturities of not more than 397 days.
----------- ------------------------------------------------------------------------------------------------ -----------------------
------------------------------------------------------------------------------------------------------------------------------------
                      Each  portfolio of the First  Defined  Portfolio  Fund LLC invests in the  securities  of a relatively  few number of issuers.  Since the assets of each  portfolio are invested in a limited number of issuers, the net asset value of the portfolio  may be more  susceptible  to a  single  adverse
                      economic,   political  or  regulatory   occurrence.   Each
                      portfolio is also exposed to additional market risk due to its policy of investing  based on an  investment  strategy and generally not buying or selling securities in response to market  fluctuations.  The portfolio's relative lack of diversity  and  limited  ongoing  management  may  subject
                      Owners to greater market risk than other portfolios.
------------------------------------------------------------------------------------------------------------------------------------
----------- ------------------------------------------------------------------------------------------------ -----------------------
                      The DowSM Target 5: seeks to provide  above-average  total return by investing in common  stocks  issued by companies that  are  expected  to  provide  income  and to have  the potential for capital  appreciation.  Invests primarily in the common  stocks of the five  companies  with the lowest
                      per  share  stock  price of the ten  companies  in the Dow                           First Trust Advisors L.P.
                      Jones Industrial  AverageSM ("DJIA") that have the highest
LARGE CAP             dividend  yields as of the close of  business  on or about
  BLEND               the  applicable  stock  selection  date.  Each year, on or about the annual stock  selection date, the fund invest in the  securities  determined  by the strategy in relatively equal amounts.
                    ---------------------------------------------------------------------------------------- -----------------------
                    ---------------------------------------------------------------------------------------- -----------------------
                      The DowSM Target 10: seeks to provide  above-average total return by investing in common  stocks  issued by companies that  are  expected  to  provide  income  and to have  the potential for capital  appreciation.  Invests primarily in
                      the common  stocks of the ten  companies  in the DJIA that                           First Trust Advisors L.P.
                      have  the  highest  dividend  yields  as of the  close  of business on or about the applicable  stock selection date.
                      Each year,  on or about the annual stock  selection  date, the fund expects to invest in the securities determined by the strategy in relatively equal amounts.
----------- ------------------------------------------------------------------------------------------------ -----------------------
----------- ------------------------------------------------------------------------------------------------ -----------------------
                      Global  Target 15:  seeks to provide  above-average  total return by investing in common  stocks  issued by companies that  are  expected  to  provide  income  and to have  the potential for capital  appreciation.  Invests primarily in
GLOBAL                the common stocks of the companies which are components of
 EQUITY               the DJIA, the Financial  Times  Industrial  Ordinary Share                           First Trust Advisors L.P.
                      Index  ("FT  Index")  and the Hang  Seng  Index.  The fund consists of common stocks of the five  companies  with the lowest per share stock price of the ten  companies in each of the DJIA,  FT Index and Hang Seng Index,  respectively, that have the  highest  dividend  yield in the  respective index  as  of  the  close  of  business  on or  about  the applicable stock selection date.
----------- ------------------------------------------------------------------------------------------------ -----------------------
----------- ------------------------------------------------------------------------------------------------ -----------------------
                      Target 10 Large Cap: seeks to provide  above-average total return by investing in common  stocks  issued by companies
 GROWTH               that  are  expected  to  provide  income  and to have  the
   &                  potential for capital  appreciation.  Invests primarily in                           First Trust Advisors L.P.
 INCOME               the common stocks of ten companies  which had the greatest
                      1-year   stock   price   appreciation   selected   from  a
                      pre-screened subset of the stocks included in the Standard
                      & Poor's 500  Composite  Stock Price Index as of the close of business  on or about the  applicable  stock  selection date.
----------- ------------------------------------------------------------------------------------------------ -----------------------
----------- ------------------------------------------------------------------------------------------------ -----------------------
                      Target 15 Large Cap: seeks to provide  above-average total return by investing in common  stocks  issued by companies
LARGE                 that  are  expected  to have  the  potential  for  capital
 CAP                  appreciation.  Invests  primarily in the common  stocks of                           First Trust Advisors L.P.
                      fifteen companies selected from a pre-screened First Trust
                      Advisors  subset of the stocks  included in the Nasdaq-100
                      Index as of the close of  business  on or about  L.P.  the applicable  stock  selection  date  through  a  multi-step process
----------- ------------------------------------------------------------------------------------------------ -----------------------
----------- ------------------------------------------------------------------------------------------------ -----------------------
                      Target  Small Cap:  seeks to provide  above-average  total return by investing in common  stocks  issued by companies that  are  expected  to have  the  potential  for  capital appreciation.  Invests  primarily in the common  stocks of
 SMALL                small    capitalization    companies   selected   from   a
  CAP                 pre-screened subset of the common stocks listed on the New                           First Trust Advisors L.P.
                      York Stock  Exchange  the American  Stock  Exchange or The
                      NASDAQ  Stock  Market  as of the close of  business  on or about the applicable  stock  selection date each year. The fund primarily consists of a portfolio of 40 common stocks which had the greatest  12-month stock price  appreciation
                      selected   annually  on  or  about  the  applicable  stock
                      selection date through a six-step process.
----------- ------------------------------------------------------------------------------------------------ -----------------------
----------- ------------------------------------------------------------------------------------------------ -----------------------
                      10 Uncommon Values: seeks to provide above-average capital appreciation  by  investing  primarily  in the ten  common stocks  selected by the  Investment  Policy  Committee  of
                      Lehman   Brothers  Inc.   ("Lehman   Brothers")  with  the
  VALUE               assistance of the Research  Department of Lehman  Brothers                           First Trust Advisors L.P.
                      which,  in their  opinion have the greatest  potential for capital  appreciation  during the next year. Each year, on or about the annual stock selection date, the fund expects to invest in the securities  determined by Lehman Brothers in relatively equal amounts.
----------- ------------------------------------------------------------------------------------------------ -----------------------


[ASImpact ONLY] "Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill Companies, Inc. and have been licensed for use by American Skandia Investment Services, Incorporated and Bankers Trust. The Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio.


WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed investment options of different durations during the accumulation phase. These "Fixed Allocations" earn a guaranteed fixed rate of interest for a specified period of time, called the "Guarantee Period." In most states, we offer Fixed Allocations with Guarantee Periods of 1, 2, 3, 5, 7 and 10 years. We guarantee the fixed rate for the entire Guarantee Period. However, if you withdraw the Account Value before the end of the Guarantee Period, we will adjust the value of your withdrawal or transfer based on a formula, called a "Market Value Adjustment." The Market Value Adjustment can either be positive or negative, depending on the rates that are currently being credited on Fixed Allocations. Please refer to the section entitled "How does the Market Value Adjustment Work?" for a description of the formula along with examples of how it is calculated. You may allocate Account Value to more than one Fixed Allocation at a time.

Fixed Allocations are currently not available in the state of Maryland, Nevada, Oregon, Utah and Washington.

FEES AND CHARGES


Certain charges may apply regardless of how you allocate Account Value among the investment options. These are the contingent deferred sales charge and any annuity tax charges.


WHAT ARE THE CONTRACT FEES AND CHARGES?
(The Contingent Deferred Sales Charge is often referred to as a "Surrender Charge" or "CDSC".)


Contingent Deferred Sales Charge: We may assess a Contingent Deferred Sales Charge (CDSC) if you surrender your Annuity or when you make a partial withdrawal. The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable Annuity Year. The amount of the CDSC decreases over time, measured from the date the Purchase Payment is applied. The CDSC percentages are shown below.


       ------------------ ------- ----- ------ ------ ------ ----- ------ ------

         YEARS                1      2      3      4      5     6      7     8+
            ------------- ------- ----- ------ ------ ------ ----- ------ ------
            ------------- ------- ----- ------ ------ ------ ----- ------ ------

         CHARGE (%)          6.0    6.0    5.0    5.0    4.0   3.0    2.0     0
        ----------------- ------- ----- ------ ------ ------ ----- ------ ------

Each Purchase Payment has its own CDSC period. When you make a withdrawal, we assume that the oldest Purchase Payment is being withdrawn first so that the lowest CDSC is deducted from the amount withdrawn. After seven (7) complete years from the date you make a Purchase Payment, no CDSC will be assessed if you withdraw or surrender that Purchase Payment.

Under certain circumstances you can withdraw a limited amount of Account Value without paying a CDSC. This is referred to as a "Free Withdrawal." We may waive the CDSC under certain medically-related circumstances or when taking a Minimum Distribution under an Annuity issued in connection with a qualified contract. Free Withdrawals, Medically-Related Waivers and Minimum Distributions are each explained more fully in the section entitled "Access to Your Account Value".

Reductions to the Contingent Deferred Sales Charge
We may reduce the amount of the CDSC or the length of time it applies if we determine that our sales expenses for a particular individual or group is lower than expected. Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the amounts of Purchase Payments; (c) present Owners making additional Purchase Payments; and/or (d) other transactions where sales expenses are likely to be reduced.

We will not discriminate unfairly between Annuity purchasers if and when we reduce the length or amount of the CDSC.

Exceptions to the Contingent Deferred Sales Charge
We do not apply the CDSC provision on Annuities owned by: (a) any parent company, affiliate or subsidiary of ours; (b) an officer, director, employee, retiree, sales representative, or in the case of an affiliated broker-dealer, registered representative of such company; (c) a director, officer or trustee of any underlying mutual fund; (d) a director, officer or employee of any investment manager, sub-advisor, transfer agent, custodian, auditing, legal or administrative services provider that is providing investment management, advisory, transfer agency, custodianship, auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director, officer, employee or registered representative of a broker-dealer or insurance agency that has a then current selling agreement with us and/or with American Skandia Marketing, Incorporated; (f) a director, officer, employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting, claims, administrative, computer support, marketing, office or other services; (g) the then current spouse of any such person noted in (b) through (f), above; (h) the parents of any such person noted in (b) through (g), above; (i) such person's child(ren) or other legal dependent under the age of 21; and (j) the siblings of any such persons noted in (b) through (h) above. We will not provide any Additional
Amounts for any such contracts (see "Additional Amounts in the Fixed Allocations").

Annual Maintenance Fee: During the accumulation period we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is $35.00 or 2% of your Account Value invested in the variable investment options, whichever is less. This fee will be deducted annually on the Anniversary Date of your Annuity or, if you surrender your Annuity during the annuity year, the fee is deducted at the time of surrender. We may increase the Annual Maintenance Fee. However, any increase will only apply to Annuities issued after the date of the increase.

We may reduce or eliminate the amount of the Annual Maintenance Fee and/or reduce the portion of the Insurance Charge for administrative costs when Annuities are sold to individuals or a group of individuals in a manner that reduces our maintenance and/or administrative expenses. We would consider such factors as: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments; and/or (d) other transactions where maintenance and/or administration expenses are likely to be reduced.

We will not discriminate unfairly between Annuity purchasers if and when we eliminate or reduce the Annual Maintenance Fee and/or the portion of the Insurance Charge attributed to the charge covering administrative costs.

Optional Death Benefits: If you elect to purchase one of the Optional Death Benefits, we will deduct a charge from your Account Value on the anniversary of your Annuity's Issue Date or, under certain circumstances on a date other than the anniversary date. Please refer to the section entitled "Death Benefit" for a description of the charge for each Optional Death Benefit.

Transfer Fee: You may make twelve (12) free transfers between investment options each annuity year. We will charge $10.00 for each transfer after the twelfth in each annuity year. We do not consider transfers made as part of a dollar cost averaging program when we count the twelve free transfers. Transfers made as part of a rebalancing, market timing or third party investment advisory service will be subject to the twelve-transfer limit. However, all transfers made on the same day will be treated as one (1) transfer. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twelve free transfers.

Tax Charges: Several states and some municipalities charge premium taxes or similar taxes. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. The tax charge currently ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed, but may also decide to deduct tax charges from each Purchase Payment at the time of a withdrawal or surrender of your Annuity or at the time you elect to begin receiving annuity payments. We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance Charge: We deduct an Insurance Charge daily against the average daily assets allocated to the Sub-accounts. The charge is equal to 1.00% on an annual basis. This charge is for insurance benefits, including the Annuity's death benefit that provides guaranteed benefits to your beneficiary even if the market declines and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the administrative and non-mortality expenses under this Annuity are incorrect. The Insurance Charge is not deducted against assets allocated to a fixed investment option. We may increase the portion of the Insurance Charge for administrative costs. However, any increase will only apply to Annuities issued after the date of the increase.

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?

We take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to Fixed Allocations. No specific fee or expenses are deducted when determining the rate we credit. Any CDSC or Tax Charge applies to amounts that are taken from the variable investment options or the Fixed Allocations. A Market Value Adjustment may also apply to transfers, certain withdrawals or surrender from a Fixed Allocation.


WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYOUT?

In certain states a tax is due if and when you exercise your right to receive periodic annuity payments. We do not deduct any specific charges during the payout period. However, the amount payable will depend on the applicable jurisdiction and on the annuity payment option you select. If you select an option that guarantees payment for life, then the payment amount also will depend on your age, and, where permitted by law, your gender. In all cases, the amount of each payment will depend on the Account Value of your Annuity when you elect to begin annuity payments.


PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Minimum Initial Purchase Payment: You must make a minimum initial Purchase Payment of $10,000. However, if you decide to make payments under a systematic investment or "bank drafting" program, we will accept a lower initial Purchase Payment provided that, within the first annuity year, you make at least $10,000 in total Purchase Payments.

Age Restrictions: There is no age restriction to purchase the Annuity. However, the basic Death Benefit provides greater protection for persons under age 70.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

 - Owner: The Owner(s) holds all rights under the Annuity. You may name more than one Owner in which case all ownership rights are held jointly. However, this Annuity does not provide a right of survivorship. Refer to the Glossary of Terms for a complete description of the term "Owner."
 - Annuitant: The Annuitant is the person we agree to make annuity payments to and upon whose life we continue to make such payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants. Where allowed by law, you may name one or more Contingent Annuitants. A Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date.
 - Beneficiary: The Beneficiary is the person(s) or entity you name to receive the death benefit. If no beneficiary is named the death benefit will be paid to you or your estate.


You should seek competent tax advice on the income, estate and gift tax implications of your designations.


MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner, Annuitant and Beneficiary designations by sending us a request in writing. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to:
- a new Owner subsequent to the death of the Owner or the first of any joint Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;
- a new Annuitant subsequent to the Annuity Date if the annuity option selected includes a life contingency;
- a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
- a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is owned jointly by spouses, the death benefit will be payable upon the death of the first spouse. However, if the sole primary Beneficiary is designated as one of the following:
- "surviving  spouse";
- each spouse named individually upon the death of the other; or
- a designation which we, in our sole discretion, determine to be of similar intent; then upon the death of either Owner, the surviving spouse may elect to be treated as the Owner and continue the Annuity, subject to its existing terms and conditions, instead of taking the Death Benefit.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
(The right to return the Annuity is referred to as the "free-look" right or "right to cancel.")


If after purchasing your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a free-look period. Depending on the state in which you purchased your Annuity, the free-look period may be ten (10) days, twenty-one (21) days or longer, measured from the time that you received your Annuity. If you free-look your Annuity, we will refund your current Account Value minus any additional amounts we applied to your Annuity based on your Purchase Payments plus any tax charge deducted. This amount may be higher or lower than your original Purchase Payment. Certain states require that we return your current Account Value or the amount of your initial Purchase Payment, whichever is greater. The same rule applies to an Annuity that is purchased as an IRA. In those states where we are required to return the greater of your Purchase Payment or Account Value, we will allocate your Account Value to the AST Money Market Sub-account during the free-look period and for a reasonable additional amount of time to allow for delivery of your Annuity.


MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The minimum amount that we accept as an additional Purchase Payment is $100 unless you participate in American Skandia's Systematic Investment Plan or a periodic purchase payment program. An additional Purchase Payment will be returned if we have not received written allocation instructions.

ADDITIONAL AMOUNTS ON QUALIFYING PURCHASE PAYMENTS
Under certain circumstances we may credit Additional amounts to your Annuity if you submit a large initial or subsequent Purchase Payment. Each Purchase Payment must qualify separately to receive any Additional Amounts. As of the date of this Prospectus, Additional Amounts are being offered. However, we may modify, suspend or terminate this program at any time at our sole discretion. Any Additional Amounts are provided from our general account.

Additional Amounts are payable as a percentage of the qualifying Purchase Payment made to your Annuity according to the breakpoints shown below. The percentage also depends on the age of the oldest of any Owner on the date we apply the Purchase Payment to your Annuity. If the Owner of the Annuity is an entity, the age is determined based on the age of the Annuitant.

                   ----------------------------------------- -------------------------------------
                                                                      Additional Amount*
                               Purchase Payment
                                                             Less than Age 80     Age 80 or more


                   ----------------------------------------- ------------------ ------------------
                   ----------------------------------------- ------------------ ------------------
                   Between $1,000,000 and $4,999,999               2.0%               1.0%
                   ----------------------------------------- ------------------ ------------------
                   ----------------------------------------- ------------------ ------------------
                   $5,000,000 or greater                           3.0%               1.5%
                   ----------------------------------------- ------------------ ------------------
                    *  as a percentage of the Purchase Payment.

Additional Amounts are not offered on Purchase Payments of less than $1 million.

How are Additional Amounts applied to my Account Value?
Any Additional Amounts are allocated to your Account Value at the time the qualifying Purchase Payment is applied to your Account Value. Additional Amounts are allocated to the investment options in the same ratio as the applicable Purchase Payment is applied.

Special Treatment of Additional Amounts
- Any Additional Amounts applied to your Annuity can be recovered by American Skandia if you elect to "free-look" your Annuity. The amount returned to you will not include any Additional Amounts.
- We do not consider Additional Amounts to be "investment in the contract" for income tax purposes.
- You may not withdraw any Additional Amounts under the Free Withdrawal provision without assessment of the contingent deferred sales charge (see "Can I make withdrawals from my Annuity without a CDSC?").

Additional Amounts applied to estimated Purchase Payments
Under certain circumstances, we may consider two or more separate Purchase Payments as if they had been submitted at the same time when determining the percentage to apply based on the breakpoints described above. To make use of this procedure, often referred to as a "letter of intent", you must provide evidence of your intention to submit the cumulative additional Purchase Payments within a 13-month period. A letter of intent must be provided to us prior to the Issue Date to be effective. Acceptance of a letter of intent is at our sole discretion and may be subject to restrictions as to the minimum initial Purchase Payment that must be submitted to receive the next higher breakpoint.

Failure to inform us that you intend to submit two or more large Purchase Payments within a 13-month period may result in your Annuity being credited no Additional Amounts or fewer Additional Amounts than would otherwise be credited to your Annuity.

If you submit a letter of intent and receive Additional Amounts that otherwise would not have applied BUT do not submit the required Purchase Payments during the 13-month period as required by your letter of intent, we may recover any Additional Amounts pro-rata from the investment options based on your Account Values as of the date we act to recover the Additional Amounts. If the amount of the recovery exceeds your then current Surrender Value, we will recover all remaining Account Value and terminate your Annuity.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity. This type of program is often called "bank drafting". We call our bank drafting program "American Skandia's Systematic Investment Plan." Purchase Payments made through bank drafting may only be allocated to the variable investment options. Bank drafting allows you to invest in an Annuity with a lower initial Purchase Payment, as long as you authorize payments that will equal at least $10,000 during the first 12 months of your Annuity. We may suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.


MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of plans. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $10,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?

(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase Payment: Once we accept your application, we invest your net Purchase Payment in the Annuity. The net Purchase Payment is your initial Purchase Payment minus any tax charges that may apply. On your application we ask you to provide us with instructions for allocating your Account Value. You can allocate Account Value to one or more variable investment options or Fixed Allocations. In those states where we are required to return your Purchase Payment if you elect to "free-look" your Annuity, we initially allocate all amounts that you choose to allocate to the variable investment options to the AST Money Market Sub-account. At the end of the "free-look" period we will reallocate your Account Value according to your most recent allocation instructions. Where permitted by law, we will allocate your Purchase Payments according to your initial instructions, without temporarily allocating to the AST Money Market Sub-account. To do this, we will ask that you execute our form called a "return waiver" that authorizes us to allocate your Purchase Payment to your chosen Sub-accounts immediately. If you submit the "return waiver" and then decide to return your Annuity during the free-look period, you will receive your current Account Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent Purchase Payments: We will allocate any additional Purchase Payments you make according to your most recent allocation instructions. If any rebalancing, asset allocation or market timing programs are in effect, the allocation must conform with such a program. We assume that your current allocation instructions are valid for subsequent Purchase Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS? During the accumulation period you may transfer Account Value between investment options. Transfers are not subject to taxation. We currently limit the number of Sub-accounts you can invest in at any one time to ten (10). However, you can invest in an unlimited number of Fixed Allocations. We may require a minimum of $500 in each Sub-account you allocate Account Value to at the time of any allocation or transfer. If you request a transfer and, as a result of the transfer, there would be less than $500 in the Sub-account, we may transfer the remaining Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We will charge $10.00 for each transfer after the twelfth (12th) in each Annuity Year, including transfers made as part of any rebalancing, market timing, asset allocation or similar program which you have authorized. Transfers made as part of a dollar cost averaging program do not count toward the twelve free transfer limit. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge.

We reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive trading or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by one or more of the Portfolios that the purchase or redemption of shares must be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on the share prices of affected Portfolios. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. Under such a circumstance, we will process transfers according to our rules then in effect and provide notice if the transfer request was denied. If a transfer request is denied, a new transfer request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation period. Dollar Cost Averaging allows you to systematically transfer an amount each month from one investment option to one or more other investment options. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. Dollar Cost Averaging allows you to invest regularly each month, regardless of the current unit value (or price) of the Sub-account(s) you invest in. This enables you to purchase more units when the market price is low and fewer units when the market price is high. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable investment options or Fixed Allocations. Dollar Cost Averaging from Fixed Allocations is subject to a number of rules that include, but are not limited to the following:
- You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
- You may only Dollar Cost Average earnings or principal plus earnings. If transferring principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.

- Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

We may credit additional amounts to your Account Value if you allocate Purchase Payments to Fixed Allocations as part of a dollar cost averaging program. Any such offer is at our sole discretion and may be cancelled at any point. Specific rules may also apply, including a change to the MVA formula. For more information see "Additional Amounts in the Fixed Allocation."

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation period, we offer automatic rebalancing among the variable investment options you choose. You can choose to have your Account Value rebalanced quarterly, semi-annually, or annually. On the appropriate date, your variable investment options are rebalanced to the allocation percentages you request. For example, over time the performance of the variable investment options will differ, causing your percentage allocations to shift. With automatic rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. If you request a transfer from or into any variable investment option participating in the automatic rebalancing program, we will assume that you wish to change your rebalancing percentages as well, and will automatically adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum Account Value of at least $10,000 to enroll in automatic rebalancing. All rebalancing transfers made on the same day as part of an automatic rebalancing program are considered as one transfer when counting the number of transfers each year toward the maximum of 12 free transfers.

DO YOU OFFER A PROGRAM TO BALANCE FIXED AND VARIABLE INVESTMENTS?
Some investors wish to invest in the variable investment options but also wish to protect a portion of their investment from market fluctuations. We offer a balanced investment program where a portion of your Purchase Payment is allocated to a Fixed Allocation for a Guarantee Period that you select and the remaining Account Value is allocated to the variable investment options that you select. The amount that we allocate to the Fixed Allocation is the amount (not including any additional amounts we applied to your Annuity based on your Purchase Payments) that will grow to a specific "principal amount" such as your initial Purchase Payment. We determine the amount based on the rates then in effect for the Guarantee Period you choose. If no amounts are transferred or withdrawn from the Fixed Allocation, at the end of the Guarantee Period, it will have grown to equal the "principal amount". The remaining Account Value that was not allocated to the Fixed Allocation can be allocated to any of the Sub-accounts that you choose. Account Value allocated to the variable investment options is subject to market fluctuations and may increase or decrease in value.


Example
Assume you have $100,000 to invest. You choose to allocate a portion of your Account Value to a Fixed Allocation with a 10-year Guarantee Period. The rate for the 10-year Guarantee Period is 4.24%*. Based on the chosen Guarantee Period and interest rate, the factor for determining how much of your Account Value can be allocated to the Fixed Allocation is 0.660170. That means that $66,017 will be allocated to the Fixed Allocation and the remaining Account Value ($33,983) will be allocated to the variable investment options. Assuming that you do not make any withdrawals from the Fixed Allocation, it will grow to $100,000 at the end of the Guarantee Period. Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

* The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

We may credit additional amounts to Fixed Allocations if you allocate Purchase Payments in accordance with the balanced investment program we offer. Any such offer is at our sole discretion and may be cancelled at any point. Specific rules may also apply, including a change to the MVA formula. For more information see "Additional Amounts in the Fixed Allocations."

MAY I AUTHORIZE MY FINANCIAL REPRESENTATIVE TO MANAGE MY ACCOUNT?
You may authorize your financial representative to decide on the allocation of your Account Value and to make transfers between investment options, subject to our rules. However, we can suspend or cancel these privileges at any time. We will notify you if we do.

We may restrict the available investment options if you authorize a financial representative to make financial transactions for you. We do this so that no financial representative is in a position to control transfers of large amounts of money for multiple clients into or out of any of the underlying portfolios that have expressed concern about movement of a large proportion of a portfolio's assets


We may also establish different "cut-off times" by which we must receive all financial transactions for certain underlying portfolios. Currently, only the three portfolios of the Rydex Variable Trust are subject to this restriction. Financial transactions must be received by us no later than 3:00 p.m. Eastern time to be processed on the current Valuation Day. If you request a transaction involving the purchase or redemption of Units in one of the Rydex Sub-accounts after 3:00 p.m. Eastern time, we will deem your request as received by us on the next Valuation Day.


We or an affiliate of ours may provide administrative support to financial representatives who make transfers on your behalf. These financial representatives may be firms or persons who also are appointed by us as authorized sellers of the Annuity. However, we do not offer you advice about how to allocate your Account Value under any circumstance. Any financial firm or representative you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any recommendations such financial representatives make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.


HOW DO THE FIXED INVESTMENT OPTIONS WORK?
(Fixed Allocations may not be available in all states and may not be available in certain durations.)

Fixed Allocations currently are offered with Guarantee Periods of 1, 2, 3, 5, 7 and 10 years. We credit the fixed interest rate to the Fixed Allocation throughout a set period of time called a "Guarantee Period." The interest rate credited to a Fixed Allocation is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates for the various Guarantee Periods. At the time that we confirm your Fixed Allocation, we will advise you of the interest rate in effect and the date your Fixed Allocation matures. We may change the rates we credit new Fixed Allocations at any time. To inquire as to the current rates for Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
 - when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
 - upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
 - when a Guarantee Period attributable to a Fixed Allocation "renews" after its Maturity Date.

To the extent permitted by law, we may increase interest rates offered to a class of Owners who choose to participate in various services we make available. This may include, but is not limited to, Owners who elect to use dollar cost averaging from Fixed Allocations (see "Do You Offer Dollar Cost Averaging?") or the balanced investment program (see "Do You Offer a Program to Balance Fixed and Variable Investments?"). Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific formula for determining the fixed interest rates for Fixed Allocations. Generally the interest rates we offer for Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the Fixed Allocations, general economic trends and competition.

We will credit interest on a new Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.


HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw Account Value from a Fixed Allocation before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a "Market Value Adjustment" or "MVA". The Market Value Adjustment formula compares the interest rates credited for Fixed Allocations at the time you invested, to interest rates being credited when you make a transfer or withdrawal. The amount of any Market Value Adjustment can be either positive or negative, depending on the rates that are currently being credited on Fixed Allocations.


MVA Formula
The MVA formula is applied separately to each Fixed Allocation. The formula is as follows:

                           [(1+I) / (1+J+0.0010)]N/12

                                     where:

                  I is the fixed interest rate we guaranteed to credit to the Fixed Allocation as of its starting date;

                  J is the fixed interest rate for your class of annuities at the time of the withdrawal for a new Fixed Allocation with a Guarantee Period equal to the remaining number of years in your original Guarantee Period;

                  N is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the "free-look" provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or withdrawal does not occur on the yearly or monthly anniversary of the beginning of the Fixed Allocation, the numbers used in `J' and `N' will be rounded to the next highest integer.

MVA Examples

The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:
-        You allocate $50,000 into a Fixed Allocation with a Guarantee Period of
         5 years.
-        The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
- You make no withdrawals or transfers until you decided to withdraw the entire Fixed Allocation after exactly three (3) years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA
Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 3.5% (J = 3.5%). Based on these assumptions, the MVA would be calculated as follows:

        MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210
                           Interim Value = $__________
       Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA
Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 6.0% (J = 6.0%). Based on these assumptions, the MVA would be calculated as follows:

       MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                           Interim Value = $__________
       Account Value after MVA = Interim Value X MVA Factor = $56,687.28.


WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity Date" for a Fixed Allocation is the last day of the Guarantee Period. On the Maturity Date, you may choose to renew the Fixed Allocation for a new Guarantee Period of the same or different length or you may transfer all or part of that Fixed Allocation's Account Value to another Fixed Allocation or to one or more Sub-accounts. If you do not specify how you want a Fixed Allocation to be allocated on its Maturity Date, it will be renewed for a Fixed Allocation of the same duration. We will notify you 60 days before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all Fixed Allocations that are being offered. The rates being credited to Fixed Allocations may change before the Maturity Date. We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

ADDITIONAL AMOUNTS IN THE FIXED ALLOCATIONS
If you allocate Account Value to the Fixed Allocations and participate in certain programs we offer to help you to manage your Annuity's Account Value, under certain circumstances we may apply Additional Amounts to your Account Value allocated to the Fixed Allocation. Additional Amounts may be offered at any time at our sole discretion. When offered, Additional Amounts are provided from our general account.


Any program to provide Additional Amounts to Fixed Allocations are subject to the following rules:
- Additional Amounts are only offered if you participate in a balanced investment program (see "Do you offer a program to balance fixed and variable investment options?") or dollar cost averaging (see " Do you offer Dollar Cost Averaging?").
- Additional Amounts are only available on initial or additional Purchase Payments. Account Value cannot be transferred to a Fixed Allocation for use in the applicable programs. Additional Amounts are not available on an Annuity that is issued following an exchange of another annuity issued by us.
- You may not withdraw any Additional Amounts under the Free Withdrawal provision without assessment of the contingent deferred sales charge (see "Can I make withdrawals from my Annuity without a CDSC?).
- If Additional Amounts are applied to a Fixed Allocation, the MVA formula is revised as follows:

                           [(1+I) / (1+J+0.0020)]N/12

         Please refer to the section of the Prospectus entitled "How does the Market Value Adjustment Work?" for a discussion of the MVA formula.

- We do not consider Additional Amounts as "investment in the contract" for income tax purposes.
- We may require that you allocate Account Value to a Fixed Allocation with a Guarantee Period of certain duration (i.e. 10 years).
- Specific rules apply in relation to the duration of the Guarantee Period you must choose to be eligible to receive any Additional Amounts, and the date on which we allocate any Additional Amounts to the Fixed Allocation and begin crediting interest on the Additional Amount.

AMERICAN SKANDIA'S INVESTORS EDGE [AS Impact only]

--------------------------------------------------------------------------------
This benefit is being offered as of May 1, 1999 in those jurisdictions where we have received regulatory approvals. Certain terms and conditions may differ between jurisdictions once approved.
--------------------------------------------------------------------------------

Do you provide any guarantees on my investment?
The Annuity provides variable  investment options and fixed investment  options.
Only the fixed investment options provide a guaranteed return on your investment, subject to certain terms and conditions. However, your Annuity includes a feature at no additional cost that provides certain benefits if your Account Value has not reached or exceeded a "target value" on its 10th anniversary. If, on the 10th anniversary of your Annuity's Issue Date, your Account Value has not reached the target value (as defined below) you can choose either of the following benefits:

- You may continue your Annuity without electing to receive Annuity payments and receive an annual credit to your Account Value payable until you begin receiving Annuity payments. The credit is equal to 0.25% of the average of your Annuity's Account Value for the preceding four complete calendar quarters. This credit is applied to your investment options pro-rata based on the allocation of your then current Account Value.

- You may begin receiving Annuity payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account Value on the 10th anniversary of its Issue Date minus the sum of all Purchase Payments allocated in the prior 5 years. The annuity option you select must initially guarantee payments for not less than seven years.

Following the 10th anniversary of your Annuity's Issue Date, we will inform you if your Account Value did not meet or exceed the Target Value. We will assume that you have elected to receive the annual credit to your Account Value unless, not less than 30 days prior to the next anniversary of the Annuity, we receive at our home office your election to begin receiving Annuity payments.

Certain provisions of this feature and of the Target Value Credits described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

What is the "Target Value" and how is it calculated?
The Target Value is a tool used to determine whether you are eligible to elect either of the benefits described above. The Target Value does not impact the Account Value available if you surrender your Annuity or make a partial withdrawal and does not impact the Death Benefit available to your Beneficiary(ies). The Target Value assumes a rate of return over ten (10) Annuity years that will allow your initial investment to double in value, adjusted for any withdrawals and/or additional Purchase Payments you make during the 10 year period. We calculate the "Target Value" as follows:

1. Accumulate the initial Purchase Payment at an annual interest rate of 7.2% until the 10th anniversary of the Annuity's Issue Date; plus
2. Accumulate any additional Purchase Payments at an annual interest rate of 7.2% from the date applied until the 10th anniversary of the Annuity's Issue Date; minus
3. Each "proportional reduction" resulting from any withdrawal, accumulating at an annual interest rate of 7.2% from the date the withdrawal is processed until the 10th anniversary of the Annuity's Issue Date. We determine each "proportional reduction" by determining the percentage of your Account Value then withdrawn and reducing the Target Value by that same percentage. We include any withdrawals under your Annuity in this calculation, including the charge we deduct for any optional benefits you elect under the Annuity, but not including the Annual Maintenance Fee or the Transfer Fee.

Examples
1. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. The Target Value on the 10th anniversary of your Annuity's Issue Date would be $20,042, assuming no withdrawals are made. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. Assume at the end of Year 6, your Account Value has increased to $15,000 and you make a withdrawal of 10% or $1,500. The Target Value on the 10th anniversary would be $18,722. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period, minus the proportional reduction accumulating at an annual interest rate of 7.2%.

Can I restart the 10-year Target Value calculation?
Yes, you can elect to lock in the growth in your Annuity by "restarting" the 10-year period on any anniversary of the Issue Date. If you elect to restart the calculation period, we will treat your Account Value on the restart date as if it was your Purchase Payment when determining if your Annuity's Account Value meets or exceeds the Target Value on the appropriate tenth (10th) anniversary. You may elect to restart the calculation more than once, in which case, the 10-year calculation period will begin on the date of the last restart date. We must receive your election to restart the calculation at our home office not later than 30 days after each anniversary of the Issue Date.

What are Target Value Credits?
Target Value Credits are additional amounts that we apply to your Account Value to increase the likelihood that your Account Value will meet or exceed the Target Value. Target Value Credits are payable on all Purchase Payments applied before the first anniversary of the Issue Date of your Annuity.

The amount of the Target Value Credit is equal to 1.0% of each qualifying Purchase Payment. Target Value Credits are only payable on qualifying Purchase Payments if the Owner(s) of the Annuity is(are) less than age 81 on its Issue Date. If the Annuity is owned by an entity, the age restriction applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general account and is allocated to the investment options in the same ratio that the qualifying Purchase Payment is allocated.

Target Value Credits will not be available if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, of an Annuity we issued that has the same or a similar benefit.

Recovery of Target Value Credits
We can recover the amount of any Target Value Credit under the following circumstances:

1. If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.
2. If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.
3. If a person on whose life we pay the Death Benefit dies, or if a "contingency event" occurs which triggers a medically-related surrender
         (a) within 12 months after the date a Target Value Credit was allocated to your Account Value; or
         (b) within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation phase you can access your Account Value through Partial Withdrawals, Systematic Withdrawals, and where required for tax purposes, Minimum Distributions. You can also surrender your Annuity at any time. When you access your Account Value, we may deduct a portion of the Account Value being withdrawn or surrendered as a CDSC. We may also apply a Market Value Adjustment when we determine your Account Value. Certain amounts may be available to you each annuity year that are not subject to a CDSC. These are called "Free Withdrawals." In addition, under certain circumstances, we may waive the CDSC for surrenders made for qualified medical reasons or for withdrawals made to satisfy Minimum Distribution requirements. Unless you notify us differently, withdrawals are taken pro-rata based on the Account Value in the investment options at the time we receive your withdrawal request. Each of these types of distributions is described more fully below.


ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A distribution during the accumulation period is deemed to come first from any "gain" in your Annuity and second as a return of your "tax basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time you receive the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any tax basis you have in the Annuity. Once the tax basis in the Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.


CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation phase. We call this a "Partial Withdrawal." The amount that you may withdraw will depend on the Annuity's Surrender Value. After any Partial Withdrawal, your Annuity must have a Surrender Value of at least $1,000, or we may treat the Partial Withdrawal request as a request to fully surrender your Annuity. The minimum Partial Withdrawal you may request is $100.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?

A CDSC may be assessed against a Partial Withdrawal. Whether a CDSC applies and the amount to be charged depends on whether the Partial Withdrawal exceeds any Free Withdrawal amount and, if so, the length of time that the Purchase Payment being withdrawn has been invested in the Annuity.


If you request a Partial Withdrawal:
1. we determine if the amount you requested is available as a Free Withdrawal (in which case it would not be subject to a CDSC);

Then if the amount requested exceeds the available Free Withdrawal amount:
2. we withdraw the amount from Purchase Payments that have been invested for longer than the CDSC period (with your Annuity, seven (7) years), if any;

Then if the amount requested exceeds that amount:
3. we withdraw the remaining amount from the Purchase Payments that are still subject to a CDSC. We withdraw the amount from the "oldest" of your Purchase Payments, which will result in the lowest CDSC being applied to the amount withdrawn.

Then if the amount exceeds Purchase Payments still subject to a CDSC:
4. we withdraw the remaining amount from other surrender value due to Additional Amounts on Qualifying Purchase Payments, Additional Amounts in the Fixed Allocations and any Target Value Credits.

CAN I MAKE WITHDRAWALS FROM MY ANNUITY WITHOUT A CDSC?
Yes. During the accumulation phase you may withdraw a limited amount of Account Value each annuity year from which we do not deduct a CDSC. This amount is called the "Free Withdrawal" amount. Free Withdrawals are available to meet liquidity needs. The amount of any Free Withdrawal is not available at the time an Annuity is surrendered. NOTE: Withdrawals of any type made prior to age 59 1/2 may be subject to a 10% tax penalty.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?
The maximum Free Withdrawal amount during any Annuity Year is the greater of:

-    the "Growth" in the Annuity; or

- 10% of Purchase Payments that, as of the date of the withdrawal, have been invested for less than the CDSC period (with your Annuity, seven (7) years). The 10% amount is not cumulative.

"Growth" equals the current Account Value less all Purchase Payments that have been invested for less than the CDSC period and have not been previously withdrawn. "Growth" does not include any additional amounts we applied to your Annuity based on your Purchase Payments (see "Additional Amounts in the Fixed Allocations", "Additional Amounts on Qualifying Purchase Payments" and "What are Target Value Credits").

NOTE: Free withdrawals do not reduce the amount of any CDSC that would apply upon a partial withdrawal or subsequent surrender. The minimum Free Withdrawal you may request is $100.

Examples
Assume you make a $10,000  Purchase  Payment at the time your Annuity is issued.
You make no additional Purchase Payments, yet due to positive investment performance, your Account Value is $11,500 in your second Annuity Year. Your maximum Free Withdrawal amount would be the greater of Growth (Account Value minus Purchase Payments = $1,500) or 10% of Purchase Payments ($1,000). Your maximum Free Withdrawal amount would therefore be $1,500.

Further assume that in your third annuity year, you choose to surrender your Annuity. Assume that after taking your $1,500 Free Withdrawal in Year 2, your Account Value has increased to $12,000 due to positive investment performance. Upon surrender, we will deduct a CDSC of 5.0% based on the number of years that your Purchase Payment has been invested times the amount of your Purchase Payment that has not been previously withdrawn (5.0% of $10,000 = $500). The amount of the previous Free Withdrawal was not subject to a CDSC when withdrawn. Therefore, upon surrender, the amount of the entire Purchase Payment is subject to the CDSC. You would receive $11,500. The Annual Maintenance Fee and any Target Value Credits would also be deducted if the Annuity is being surrendered.

When we determine if a CDSC applies to Partial Withdrawals and Systematic Withdrawals, we will first determine what, if any, amounts qualify as a Free Withdrawal. Those amounts are not subject to the CDSC. Partial Withdrawal or Systematic Withdrawal of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD? Yes. We call these "Systematic Withdrawals." You can receive Systematic Withdrawals of earnings only, principal plus earnings or a flat dollar amount. Systematic Withdrawals may be subject to a CDSC. We will determine whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic Withdrawals can be made from Account Value allocated to the variable investment options or Fixed Allocations. Generally, Systematic Withdrawals from Fixed Allocations are limited to earnings accrued after the program of Systematic Withdrawals begins, or payments of fixed dollar amounts that do not exceed such earnings. Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program of Systematic Withdrawals.

The minimum amount for each Systematic Withdrawal is $100. If any scheduled Systematic Withdrawal is for less than $100, we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled Systematic Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b) or 408 of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of "substantially equal periodic payments". Distributions received under this provision in any annuity year that exceed the maximum amount available as a free withdrawal will be subject to a CDSC. To request a program that complies with Section 72(t), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t) withdrawals. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for withdrawals under Section 72(t).
The minimum amount for any such withdrawal is $100.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM? (See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic Withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make Systematic Withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a CDSC on Minimum Distributions from your Annuity if you are required by law to take such Minimum Distributions from your Annuity at the time it is taken. However, a CDSC may be assessed on that portion of a Systematic Withdrawal that is taken to satisfy the minimum distribution requirements in relation to other savings or investment plans under other qualified retirement plans not maintained with American Skandia.

If you request, we will calculate the annual required Minimum Distribution under your Annuity. The amount of the required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. We may charge you for calculating required Minimum Distributions. You may elect to have Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum that applies to Systematic Withdrawals does not apply to Minimum Distributions.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes. During the accumulation phase you can surrender your Annuity at any time. Upon surrender, you will receive the Surrender Value, which equals your Account Value as of the date we process the surrender minus any applicable CDSC and the Annual Maintenance Fee. Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
Where permitted by law, you may request to surrender your Annuity for its Account Value prior to the Annuity Date without application of any CDSC upon occurrence of a medically-related "Contingency Event". The amount payable may be reduced by the amount of any Target Value Credits under certain circumstances.


This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:
- the Annuitant must be named or any change of Annuitant must be accepted by us, prior to the "Contingency Event" described below;
- the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
- if the Owner is one or more natural persons, all such Owners must also be alive at such time;
- we must receive satisfactory proof of the Annuitant's confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
- this benefit is not available if the total Purchase Payments received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

For contracts issued before May 1, 1996 a "Contingency Event" occurs if the Annuitant is:
- first confined in a "Medical Care Facility" while your Annuity is in force and remains confined for at least 90 days in a row; or
-    first diagnosed as having a "Fatal Illness" while your Annuity is in force.

For contracts issued on or after May 1, 1996, and where allowed by law, the Annuitant must have been named or any change of Annuitant must have been accepted by us, prior to the "Contingency Event" described above, in order to qualify for a Medically-Related Surrender.


The definitions of "Medical Care Facility" and "Fatal Illness," as well as additional terms and conditions, are provided in your Annuity. Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY PAYMENT OPTIONS ARE AVAILABLE UPON ANNUITIZATION?

Annuity payments can be guaranteed for the life of the Annuitant, for the life of the Annuitant with a certain period guaranteed, or for a certain fixed period of time with no life contingency. We currently make available fixed payments and adjustable payments. However, adjustable annuity payments may not be available on your Annuity Date.

You may choose an Annuity Date, an annuity option and the frequency of annuity payments when you purchase an Annuity, or at a later date. You may change your choices up to 30 days before the Annuity Date. Any change to these options must be in writing. The Annuity Date must be the first or the fifteenth day of a calendar month. A maximum Annuity Date may be required by law.


We currently offer the following Annuity Payment Options. Additional Annuity Payment Options may be offered in the future.


Key Life: is the person or persons upon whose life annuity payments with a life contingency are based.


Option 1
Payments for Life: Under this option, income is payable periodically until the death of the "key life". No additional annuity payments are made after the death of the key life. Since no minimum number of payments is guaranteed, this option offers the largest amount of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

Option 2
Payments for Life with 10, 15, or 20 Years Certain: Under this option, income is payable until the death of the key life. However, if the key life dies before the end of the period selected (10, 15, or 20 years), the remaining payments are paid to the Beneficiary until the end of such period.

Option 3
Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments or death benefits would be payable.

Option 4
Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. If the payee dies before the end of the specified number of years, the remaining payments are paid to the Beneficiary to the end of such period. Note that under this option, payments are not based on any assumptions of life expectancy. Therefore, that portion of the Insurance Charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Owner selecting this option.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
Unless prohibited by law, we require that you elect either a life annuity or an annuity with a certain period of at least 5 years if any CDSC would apply were you to surrender your Annuity on the Annuity Date. Therefore, making a purchase payment within seven years of the Annuity Date limits your annuity payment options.

If you have not provided us with your Annuity Date or Annuity Payment Option in writing, then:

- the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
- the Annuity Payments, where allowed by law, will be fixed monthly payments for life with 10 years certain (See Option 2).

If you have not made an election prior to death benefit proceeds becoming due, the Beneficiary may elect to receive the death benefit under one of the annuity payment options. However, if you made an election, the Beneficiary may not alter such election.

HOW ARE ANNUITY PAYMENTS CALCULATED?
The first annuity payment varies according to the annuity payment option and payment frequency selected. The first payment is determined by multiplying the Account Value plus any additional amounts applied by us under the Investors Edge benefit by the factor determined from our table of annuity rates. Your Account Value will be determined as of the close of business on the fifteenth day preceding the Annuity Date, plus interest at not less that 3% per year from such date to the Annuity Date. The table of annuity rates differ based on the type of annuity chosen and the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with ages set back one year for males and two years for females and with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?
The Annuity provides a Death Benefit during its accumulation phase. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the first death of an Owner. If the Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death, if there is no Contingent Annuitant. If a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid at that time. The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

DEATH BENEFIT OPTIONS
Your Annuity provides a "basic" Death Benefit at no additional charge and also offers two different optional Death Benefits that can be purchased for an additional charge. Under certain circumstances, your Death Benefit may be reduced by the amount of any additional amounts we applied to your Purchase Payments.

Basic Death Benefit
The basic Death Benefit depends on the decedent's age on the date of death:

         If death occurs before the decedent's age 70: The Death Benefit is the greater of:

-    The sum of all Purchase Payments less the sum of all withdrawals; and
- The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

     If death occurs when the decedent is age 70 or older: The Death Benefit is your Account Value.


--------------------------------------------------------------------------------
The Optional Death Benefits are being offered as of May 1, 1999 in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved.
--------------------------------------------------------------------------------

Optional Death Benefits
We offer two optional Death Benefits to provide an enhanced level of protection for your beneficiaries. Currently, these benefits are only offered and must be elected at the time that you purchase your Annuity. We may, at a later date, allow existing Annuity Owners to purchase either of the optional Death Benefits subject to our rules.

If the Annuity has one Owner, the Owner must be age 80 or less at the time either optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 80 or less. If the annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Optional Death Benefits

- The Death Benefit Target Date is the contract anniversary on or after the 80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

- The Highest Anniversary Value equals the highest Account Value of all previous "Anniversary Values" on or before the earlier of the Owner's date of death and the "Death Benefit Target Date".

- The Anniversary Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase Payments on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

- A Proportional Reduction is reduction to the value being measured caused by a withdrawal, equaling the percentage of the withdrawal as compared to the Account Value as of the date of the withdrawal. For example, if your Account Value is $10,000 and you withdraw $2,000 (a 20% reduction), we will reduce both your Anniversary Value and the amount determined by Purchase Payments accumulating at the appropriate interest rate by 20%.


- The Assumed Accumulation Rate is the rate of interest that we will apply to your Purchase Payments only for purposes of calculating this benefit The Assumed Accumulation Rate is different depending on which Optional Death Benefit you select as shown below:

                --------------------------- ------------------------
                           Option 1                  Option 2
                         5.0% per year              7.2% per year
                --------------------------- ------------------------

--------------------------------------------------------------------------------
Certain terms and conditions may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.
--------------------------------------------------------------------------------

Calculation of Optional Death Benefits
The optional Death Benefit calculations depend on whether death occurs before or after the Death Benefit Target Date.

Annuities with one Owner
The optional Death Benefits are calculated as follows:

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1. the Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2. the sum of all Purchase Payments minus the sum of all Proportional Reductions, each increasing daily until the Owner's date of death at the applicable Assumed Accumulation Rate for the option you elect, subject to a limit of 200% of the difference between the sum of all Purchase Payments and the sum of all withdrawals as of the Owner's date of death; and
3. the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the Account Value as of the date we receive in writing "due proof of death" (an MVA may be applicable to amounts in any Fixed Allocations); and
2. the greater of Item 2 & 3 above on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

Annuities with joint Owners
For Annuities with Joint Owners, the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. The Death Benefit Target Date is not based upon the Joint Owner who dies first. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity.

Annuities owned by entities
For Annuities owned by an entity, the Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

Examples of Optional Death Benefit Calculation
The following are examples of how the Optional Death Benefits are calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example of market increase greater than Assumed Accumulation Rate
Assume that the Owner's Account Value has generally been increasing. On the date we receive due proof of death (the Owner's 58th birthday), the Account Value is $80,000. The Highest Anniversary Value at the end of any previous period is $72,000. The Death Benefit would be the Account Value ($80,000) because it is greater than the Highest Anniversary Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($[ ] - Option 1) or 7.2% annually for ($[ ] - Option 2).

Example of market decrease
Assume  that the  Owner's  Account  Value  generally  increased  until the fifth anniversary but generally has been decreasing since the fifth contract anniversary. On the date we receive due proof of death (the Owner's 58th birthday), the Account Value is $48,000. The Highest Anniversary Value at the end of any previous period is $54,000. The Death Benefit would be the sum of prior Purchase Payments increased by 5.0% annually ($[ ] - Option 1) or 7.2% annually for ($[ ] - Option 2) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of Highest Anniversary Value
Assume that the Owner's Account Value increased significantly during the first six years following the Issue Date. On the sixth anniversary date the Account Value was $[ ]. During the seventh Annuity Year, the Account Value increases to as high as $[ ] but then subsequently falls to $[ ] on the date we receive due proof of death (the Owner's 58th birthday). The Death Benefit would be the Highest Anniversary Value at the end of any previous period ($[ ]), which occurred on the sixth anniversary, although the Account Value was higher during the subsequent period. The Account Value on the date we receive due proof of death ($[ ]) is lower, as is the sum of all prior Purchase Payments increased by 5.0% annually ($[ ] - Option 1) or 7.2% annually for ($[ ] - Option 2).

How much do you charge for the optional death benefits?
We deduct a charge from your Account Value if you elect to purchase either Optional Death Benefit. For Option 1, each deduction is [ ]% of the then current Death Benefit when the deduction is taken. For Option 2, each deduction is [ ]% of the then current Death Benefit when the deduction is taken. No charge applies after the Annuity Date.

We deduct the charge:
1.       on each anniversary of the Issue Date;
2. when Account Value is transferred to our general account prior to the Annuity Date;
3.       if you surrender your Annuity; and
4.       if you choose to terminate the benefit.

If you surrender the Annuity, elect to begin receiving Annuity payments or terminate the benefit on a date other than an anniversary of the Issue Date, the charge will be prorated. During the first year after the Issue Date, the charge would be prorated from the Issue Date. In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge. If your Annuity's Account Value is insufficient to pay the charge, we may deduct your remaining Account Value and terminate your Annuity. We will notify you if your Account Value is insufficient to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Are there any exceptions to these rules for paying the Death Benefit?
Yes, there are exceptions that apply no matter how your Death Benefit is calculated. There are exceptions to the Death Benefit if the decedent was not the Owner or Annuitant as of the Issue Date and did not become the Owner or Annuitant due to the prior Owner's or Annuitant's death. Any minimum Death Benefit that applies will be suspended for a two-year period from the date he or she first became Owner or Annuitant. After the two-year suspension period is completed, the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

What options are available to my Beneficiary upon my death
- During the accumulation period, if you die and the sole Beneficiary is your spouse, then your spouse may elect to be treated as the current Owner. The Annuity can be continued, subject to its terms and conditions, in lieu of receiving the death benefit. Your spouse may only assume ownership of the Annuity if he or she is designated as the sole primary Beneficiary.

-      In the event of your death, the death benefit must be distributed within:
       (a) five years of the date of death; or
       (b) over a period not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.

When do you determine the Death Benefit?
We determine the amount of the death benefit as of the date we receive "due proof of death" and any other written representations we require to determine the proper payment of the Death Benefit to all Beneficiaries. "Due proof of death" may include a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death or other satisfactory proof of death.

We will require written acknowledgment of all named Beneficiaries before we can determine the Death Benefit. During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the Accumulation Period, the Annuity has an Account Value. The Account Value is determined separately for each Sub-account allocation and for each Fixed Allocation. The Account Value is the sum of the values of each Sub-account allocation and the value of each Fixed Allocation. The Account Value does not reflect any CDSC that may apply to a withdrawal or surrender. When determining the Account Value on a day other than a Fixed Allocation's Maturity Date, the Account Value may include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value available to you on any day during the accumulation period. The Surrender Value is equal to your Account Value minus any CDSC, the Annual Maintenance Fee and any additional amounts we applied to your Purchase Payments that we are entitled to recover upon surrender of your Annuity. The Surrender Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you allocate Account Value to a Sub-Account, you are purchasing units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuate with the market fluctuations of the Portfolios. The value of the Units also reflect the daily accrual for the Insurance Charge.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price." The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79. To transfer $3,000, we sell 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee Period, we use the concept of an Interim Value. The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed Allocation plus all interest credited to a Fixed Allocation as of the date calculated. If you made any transfers or withdrawals from a Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn. To determine the Account Value of a Fixed Allocation on any day other than its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.


WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?

Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) days after we receive all of our requirements to issue the Annuity. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue the Annuity within two (2) days. During any period that we are trying to obtain the required information, your money is not invested.


Additional Purchase Payments: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment with satisfactory instructions.

Scheduled Transactions: "Scheduled" transactions include transfers under a Dollar Cost Averaging, rebalancing, or asset allocation program, Systematic Withdrawals, Minimum Distributions or annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled Transactions: "Unscheduled" transactions include any other non-scheduled transfers and requests for Partial Withdrawals or Free Withdrawals or Surrenders. Unscheduled transactions are processed and valued as of the Valuation Day we receive the request at our Office in good order.

Medically-related Surrenders & Death Benefits: Medically-related surrender requests and death benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Office all materials we require for such transaction and that are satisfactory to us.

Transactions in Rydex Sub-accounts: Any financial transactions involving the Rydex Sub-accounts must be received by us no later than 3:00 p.m. Eastern time to be processed on the current Valuation Day. If you request a transaction involving the purchase or redemption of Units in one of the Rydex Sub-accounts after 3:00 p.m. Eastern time, we will deem your request as received by us on the next Valuation Day.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following are a brief summary of some of the Federal Tax considerations relating to this Annuity. However, since the tax law is complex and tax consequences are affected by your individual circumstances, this summary is not intended to be fully comprehensive nor is it intended as tax advice. Therefore, you may wish to consult a professional tax advisor for tax advice as to your particular situation.

HOW IS AMERICAN SKANDIA AND THE SEPARATE ACCOUNT TAXED?
The Separate Accounts are taxed as part of American Skandia. American Skandia is taxed as a life insurance company under Part I, subchapter L of the Internal Revenue Code of 1986, as amended (the "Code"). No taxes are due on interest, dividends and short-term or long-term capital gains earned by the Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general. Generally, taxation of the Annuity will depend on:

1.    whether the Annuity is used by:

     - a qualified pension plan, profit sharing plan or other retirement arrangement that is eligible for special tax treatment under the Code (for purposes of this discussion, a "Qualified Contract"); VERSUS
     - an individual or a corporation, trust or partnership as a funding vehicle for retirement or investment purposes (a "Non-qualified Contract); and

2.   whether the Owner is an:

     -  individual person or persons; or
     -  entity including a corporation, trust or partnership.

Individual Ownership: If one or more individuals owns an Annuity, the Owner of the Annuity is generally not taxed on any increase in the value of an annuity until an amount is received (a "distribution"). This is commonly referred to as "tax deferral". A distribution can be in the form of a lump sum payment including payment of a Death Benefit, or in annuity payments under one of the annuity payment options. Certain other transactions may qualify as a distribution and be subject to taxation.


Entity Ownership: If the Annuity is owned by an entity, generally the Owner of the Annuity must currently include any increase in the value of an annuity during a tax year in its gross income, unless the Annuity is used as a Qualified Contract. An exception from current taxation applies for annuities held by a structured settlement company, by an employer with respect to a terminated tax-qualified retirement plan, a trust holding an annuity as an agent for a natural person, or by a decedent's estate by reason of the death of the decedent. A tax-exempt entity for federal tax purposes will not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions Before Annuitization: Distributions received before annuity payments begin are generally treated as coming first from "income on the contract" and then as a return of the "investment in the contract". The amount of any distribution that is treated as receipt of "income on the contract" is includible in the taxpayer's gross income and is taxable. The amount of any distribution treated as a return of the "investment in the contract" is not includible in gross income.

- "Income on the contract" is calculated by subtracting the taxpayer's "investment in the contract" from the aggregate value of all "related contracts" (discussed below).
- "Investment in the contract" is equal to total purchase payments for all "related contracts" minus any previous distributions or portions of such distributions from such "related contracts" not includible in gross income. "Investment in the contract" may be affected by whether an annuity or any "related contract" was purchased as part of a tax-free exchange of life insurance or annuity contracts under Section 1035 of the Code. Unless "after-tax" contributions have been made to a Qualified Contract, the "investment in the contract" for a Qualified Contract is zero.

Distributions After Annuitization: A portion of each annuity payment received on or after the annuity date will generally be taxable. The taxable portion of each annuity payment is determined by a formula which establishes the ratio that the "investment in the contract" bears to the total value of annuity payments to be made. This is called the "exclusion ratio." Any additional payments received that exceed the exclusion ratio will be entirely includible in gross income. The formula for determining the exclusion ratio differs between fixed and variable annuity payments. When annuity payments cease because of the death of the person upon whose life payments are based and, as of the date of death, the amount of annuity payments excluded from taxable income by the exclusion ratio does not exceed the "investment in the contract," then the remaining portion of unrecovered investment is allowed as a deduction in the tax year of such death.

Penalty Tax on Distributions: (Qualified Contracts are discussed below) Generally, any distribution from an annuity not used in conjunction with a Qualified Contract is subject to a penalty equal to 10% of the amount includible in gross income. There may be exceptions to this penalty on certain distributions, including:

-    Distributions made on or after the taxpayer has attained the age of 59 1/2;

- Distributions made on or after the death of the contract owner, or, the death of the annuitant, if the owner is an individual;

-    Distributions attributable to the taxpayer's becoming disabled;

- Distributions which are part of a scheduled series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer (or the joint lives of the taxpayer and the taxpayer's Beneficiary);

- Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982

-    Payments under an immediate annuity as defined in the Code;

-    Distributions under a qualified funding asset under Code Section 130(d); or

- Distributions from an annuity purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules applicable to "related contracts"
Contracts issued after October 21, 1988 by the same insurer to the same contract owner within the same calendar year (other than certain contracts owned in connection with a tax-qualified retirement arrangement) are to be treated as one annuity contract when determining the taxation of distributions before annuitization. We refer to these as "related contracts." In situations involving "related contracts" we believe that the values under such contracts and the investment in the contracts will be added together to determine the proper taxation of a distribution described under the section "Distributions before Annuitization." Distributions will be treated as coming first from income on the contract until all of the income on all such "related contracts" is withdrawn, and then as a return of the investment in the contract. There is some uncertainty regarding the manner in which the Internal Revenue Service would view "related contracts" when one or more contracts are immediate annuities or are contracts that have been annuitized. The Internal Revenue Service has not issued regulations clarifying this issue as of the date of this Prospectus. You are particularly cautioned to seek advice from your own tax advisor on this matter.


Special concerns regarding "substantially equal periodic payments": (also known as "72(t) distributions")

Any modification to a program of distributions which are part of a scheduled series of substantially equal periodic payments that occur before the taxpayer's age 59 1/2 or within 5 years of the first of such scheduled payments will result in the requirement to pay the taxes that would have been due had the payments been treated as subject to tax in the years received, plus interest for the deferral period. This does not apply when the modification is due by reason of death or disability. It is our understanding that the Internal Revenue Service may not consider a scheduled series of distributions to qualify under Sections 72(q) or 72(t) if the holder of the annuity retains the right to modify such distributions at will, even if such right is not exercised, or, for a variable annuity, depending on how payments are structured.

Special concerns regarding immediate annuities
The Internal Revenue Service has ruled that the exception to the 10% penalty described above for "non-qualified" immediate annuities as defined under the Code may not apply to annuity payments under a contract recognized as an immediate annuity under state insurance law obtained pursuant to an exchange of contracts if: (a) purchase payments for the exchanged contract were contributed or deemed to be contributed more than one year prior to the first annuity payment payable under the immediate annuity; and (b) the annuity payments under the immediate annuity do not meet the requirements of any other exception to the 10% penalty. This ruling may or may not imply that the exception to the 10% penalty may not apply to annuity payments paid pursuant to a deferred annuity obtained pursuant to an exchange of contract if: (a) purchase payments for the exchanged contract were contributed or may be deemed to be contributed more than one year prior to the first annuity payment pursuant to the deferred annuity contract; or (b) the annuity payments pursuant to the deferred annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free exchanges under Section 1035
Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If an annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions other than as annuity payments will be considered to come:

- First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the Annuity;
- Then, from any "income on the contract" that is attributable to the purchase payments made prior to August 14, 1982
 (including income on such original purchase payments after the exchange);
- Then, from any remaining "income on the contract"; and |X| Last from the remaining "investment in the contract."

Therefore, to the extent a distribution is less than the investment in the contract made prior to August 14, 1982, such amounts are not included in taxable income. Further, distributions received that are considered to be a return of investment on the contract from purchase payments made prior to August 14, 1982, such distributions are not subject to the 10% tax penalty. In all other respects, the general provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?

An annuity may be suitable as a funding vehicle for various types of tax-qualified retirement plans. We have provided summaries of the types of tax-qualified retirement plans with which we may issue an Annuity. These summaries provide general information about the tax rules and are not complete. The tax rules regarding qualified plans are complex. These rules may include limitations on contributions and restrictions on distributions, including additional taxation of distributions and additional penalties. Owners are cautioned that any rights and benefits under the Annuity are controlled by the terms and conditions of the tax-qualified retirement plan regardless of the terms of the Annuity. The application of these rules depends on individual facts and circumstances. Before purchasing an annuity for use in a qualified plan, you should obtain competent tax advice, both as to the tax treatment and suitability of such an investment. American Skandia does not make all of its annuities available to these types of tax-qualified retirement plans.

Corporate Pension and Profit-sharing Plans
Annuities may be used to fund employee benefits of various corporate pension and profit-sharing plans established by corporate employers under Sections 401(a) and 401(k) of the Code. Contributions to such plans are not taxable to the employee until distributions are made from the retirement plan. The Code imposes limitations on the amount that may be contributed and the timing of distributions. The tax treatment of distributions is subject to special provisions of the Code, and also depends on the design of the specific retirement plan. There are also special requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

Annuities may also be used to fund benefits of retirement plans established by self-employed individuals for themselves and their employees. These are commonly known as "H.R. 10 Plans" or "Keogh Plans". These plans are subject to most of the same types of limitations and requirements as retirement plans established by corporations. However, the exact limitations and requirements may differ from those for corporate plans.

Tax Sheltered Annuities
Under Section 403(b) of the Code a tax sheltered annuity ("TSA") is a contract into which contributions may be made for the benefit of their employees by certain qualifying employers such as, public schools and certain charitable, educational and scientific organizations specified in Section 501(c)(3). Such contributions are not taxable to the employee until distributions are made from the TSA. The Code imposes limits on contributions, transfers and distributions. Nondiscrimination requirements also apply.

--------------------------------------------------------------------------------
Under a TSA, you may be prohibited from taking distributions from the contract attributable to contributions made pursuant to a salary reduction agreement unless the distribution is made
--------------------------------------------------------------------------------
-      After the participating employee attains age 59 1/2;
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
-      Upon separation from service, death or disability; or
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
-      In the case of financial hardship (subject to restrictions)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Deferred Compensation Plans
Under Section 457 of the Code, deferred compensation plans established by governmental and certain other tax exempt employers for their employees may invest in annuity contracts. The Code limits contributions and distributions, and imposes eligibility requirements as well. Contributions are not taxable to employees until distributed from the plan. However, plan assets remain the property of the employer and are subject to the claims of the employer's general creditors until such assets are made available to participants or their beneficiaries.

Individual Retirement Programs or "IRAs"
Section 408 of the Code allows eligible individuals to maintain an individual retirement account or individual retirement annuity ("IRA"). IRAs are subject to limitations on the amount that may be contributed, the contributions that may be deducted from taxable income, the persons who may be eligible and the time when distributions must commence. Further, an Annuity may be used to "roll-over" distributions from certain tax-qualified retirement plans and maintain their tax-deferral.

Roth IRAs
A form of IRA is also available called a "Roth IRA". Contributions to a Roth IRA are not tax deductible. However, distributions from a Roth IRA are free from federal income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first contribution was made or any conversion from a traditional IRA was made, and the distribution is made (a) once the taxpayer is age 59 1/2 or older, (b) upon the death or disability of the taxpayer, or (c) for qualified first-time home buyer expenses, subject to certain limitations. Distributions from a Roth IRA that are not "qualified" as described above may be subject to a penalty tax.

SEP IRAs
Eligible employers that meet specified criteria may establish Simplified Employee Pensions or SEP IRAs using the employees' IRAs. Employer contributions that may be made to SEP IRAs are larger than the amounts that may be contributed to other IRAs, and may be deductible to the employer.

Purchasers of IRAs and Roth IRAs will receive a special disclosure document, which describes limitations on eligibility, contributions, transferability and distributions. It also describes the conditions under which distributions from IRAs and qualified plans may be rolled over or transferred into an IRA on a tax-deferred basis and the conditions under which distributions from traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into a Roth IRA.

HOW ARE DISTRIBUTIONS FROM TAX-QUALIFIED RETIREMENT PLANS TAXED?
Distributions  from  tax-qualified  retirement  plans are generally  taxed under
Section 72 of the Code. Under these rules, a portion of each distribution may be excludable from income. The excludable amount is the proportion of the distribution that is based on the amount of investment gain on the after-tax contributions. Generally, a 10% penalty tax applies to the taxable portion of a distribution from a tax-qualified retirement plan made prior to age 59 1/2. However, the 10% penalty tax does not apply when the distribution:

- is part of a properly executed transfer to another IRA or another eligible qualified plan;
- is subsequent to the death or disability of the taxpayer (for this purpose disability is as defined in Section 72(m)(7) of the Code);
- is part of substantially equal periodic payments to be paid not less frequently than annually for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
- *is subsequent to a separation from service after the taxpayer attains age 55;
- *does not exceed the employee's allowable deduction in that tax year for medical care; and
- *is made to an alternate payee pursuant to a qualified domestic relations order.

The exceptions above which are preceded by an * do not apply to IRAs.

Minimum Distributions after age 70 1/2: A participant's interest in a tax-qualified retirement plan must generally be distributed, or begin to be distributed, by the "required beginning date". This is generally not later than April 1st of the calendar year following the later of: |X| the calendar year in which the individual attains age 70 1/2; or |X| the calendar year in which the individual retires from service with the employer sponsoring the plan.

The participant's entire interest must be distributed beginning no later than the required beginning date over a period which may not extend beyond a maximum of the life expectancy of the participant and a designated Beneficiary. Each annual distribution must equal or exceed a "minimum distribution amount" which is determined by dividing the account value by the applicable life expectancy. The account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. A larger annual distribution may be required under certain circumstances.

If the participant dies before reaching his or her required beginning date, his or her entire interest must generally be distributed within five years of death. However, this rule will be deemed satisfied if distributions begin before the close of the calendar year following death to a designated Beneficiary (or over a period not extending beyond the life expectancy of the beneficiary). If the Beneficiary is the individual's surviving spouse, distributions may be delayed until the individual would have attained age 70 1/2. If a participant dies after reaching his or her required beginning date or after distributions have commenced, the individual's interest must generally be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.

If the amount distributed is less than the minimum required distribution for the year, the participant is subject to a 50% tax on the amount that was not properly distributed.

GENERAL TAX CONSIDERATIONS

Diversification: Section 817(h) of the Code provides that a variable annuity contract, in order to qualify as an annuity, must have an "adequately diversified" segregated asset account (including investments in a mutual fund by the segregated asset account of insurance companies). If the diversification requirements under the Code are not met and the annuity is not treated as an annuity, the taxpayer will be subject to income tax on the annual gain in the contract. The Treasury Department's regulations prescribe the diversification requirements for variable annuity contracts. We believe the underlying mutual fund portfolios should comply with the terms of these regulations.

Transfers Between Investment Options: Transfers between investment options are not subject to taxation. The Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. Such guidelines may or may not address the number of investment options or the number of transfers between investment options offered under a variable annuity. It is not known whether such guidelines, if in fact promulgated, would have retroactive effect. It is also not known what effect, if any, such guidelines may have on transfers between the investment options of the Annuity offered pursuant to this Prospectus. We will take any action, including modifications to your Annuity or the Sub-accounts, required to comply with such guidelines if promulgated.

Federal Income Tax Withholding: Section 3405 of the Code provides for Federal income tax withholding on the portion of a distribution which is includible in the gross income of the recipient. Amounts to be withheld depend upon the nature of the distribution. However, under most circumstances a recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by filing a completed election form with us.

Certain distributions, including rollovers, from most retirement plans, may be subject to automatic 20% withholding for Federal income taxes. This will not apply to:
-|     any portion of a distribution paid as Minimum Distributions;
-      direct transfers to the trustee of another retirement plan;
- distributions from an individual retirement account or individual retirement annuity;
- distributions made as substantially equal periodic payments for the life or life expectancy of the participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan; and
-     certain other distributions where automatic 20% withholding may not apply.

Loans, Assignments and Pledges: Any amount received directly or indirectly as a loan from, or any assignment or pledge of any portion of the value of an annuity before annuity payments have begun are treated as a distribution subject to taxation under the distribution rules set forth above. Any gain in an annuity subsequent to the assignment or pledge of an entire annuity while such assignment or pledge remains in effect is treated as "income on the contract" in the year in which it is earned. For annuities not issued for use as qualified plans (see "What Are Some of the Tax Considerations Regarding Qualified Retirement Plans"), the cost basis of the annuity is increased by the amount of any assignment or pledge includible in gross income. The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts: The gift of an annuity to other than the spouse of the owner (or former spouse incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax Considerations: You should obtain competent tax advice with respect to possible federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping Transfers: Under the Code certain taxes may be due when all or part of an annuity is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract holder. These generation-skipping transfers generally include those subject to federal estate or gift tax rules. There is an aggregate $1 million exemption from taxes for all such transfers. We may be required to determine whether a transaction is a direct skip as defined in the Code and the amount of the resulting tax. We will deduct from your Annuity or from any applicable payment treated as a direct skip any amount of tax we are required to pay.

Considerations for Contingent Annuitants
There may be adverse tax consequences if a contingent annuitant succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more contingent annuitants when the Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as contingent annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at http://www.americanskandia.com or any other electronic means, including diskettes or CD ROMs. We send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. You may request additional reports. We reserve the right to charge up to $50 for each such additional report. Instead of immediately confirming transactions made pursuant to some type of periodic transfer program (such as a dollar cost averaging program) or a periodic Purchase Payment program, such as a salary reduction arrangement, we may confirm such transactions in quarterly statements. You should review the information in these statements carefully.

All errors or corrections must be reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed immediately, we assume all transactions are accurate unless you notify us otherwise within 10 days from the date you receive the confirmation. For transactions that are only confirmed on the quarterly statement, we assume all transactions are accurate unless you notify us within 10 days from the date you receive the quarterly statement. All transactions confirmed immediately or by quarterly statement are deemed conclusive after the applicable 10-day period. We may also send an annual report and a semi-annual report containing applicable financial statements, as of December 31 and June 30, respectively, to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance Corporation (the "Company") is a stock life insurance company domiciled in Connecticut with licenses in all 50 states and the District of Columbia. It is a wholly-owned subsidiary of American Skandia Investment Holding Corporation (the "Parent"), whose ultimate parent is Skandia Insurance Company Ltd., a Swedish company. The Company markets its products to broker-dealers and financial planners through an internal field marketing staff. In addition, the Company markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

The Company has 99.9% ownership in Skandia Vida, S.A. de C.V. which is a life insurance company domiciled in Mexico. This Mexican life insurer is a start up company with expectations of selling long-term savings products within Mexico. The Company's investment in Skandia Vida, S.A. de C.V. is ____________ at December 31, 1998.

The Company is in the business of issuing variable annuity and variable life insurance contracts. The Company currently offers the following annuity products: (a) flexible premium deferred variable annuities and single premium fixed deferred annuities that are registered with the Securities and Exchange Commission, (b) certain other fixed deferred annuities that are not registered with the Securities and Exchange Commission; and (c) certain group variable annuities that are exempt from registration with the Securities and Exchange Commission that serve as funding vehicles for various types of qualified pension and profit sharing plans. The Company recently launched a single premium variable life insurance product and a flexible premium life insurance product.

WHAT ARE SEPARATE ACCOUNTS?
The assets supporting our obligations under the Annuities may be held in various accounts, depending on the obligation being supported. In the accumulation phase, assets supporting Account Values are held in separate accounts established under the laws of the State of Connecticut. We are the legal owner of assets in the separate accounts. In the payout phase, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account. Income, gains and losses from assets allocated to these separate accounts are credited to or charged against each such separate account without regard to other income, gains or losses of American Skandia or of any other of our separate accounts. These assets may only be charged with liabilities which arise from the annuity contracts issued by American Skandia Life Assurance Corporation. The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts. However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation phase, the assets supporting obligations based on allocations to the variable investment options are held in Class 3 Sub-accounts of American Skandia Life Assurance Corporation Variable Account B, also referred to as "Separate Account B". Separate Account B consists of multiple Sub-accounts. The name of each Sub-account generally corresponds to the name of the underlying Portfolio. The names of each Sub-account are shown in the Statement of Additional Information. Separate Account B was established by us pursuant to Connecticut law. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B. The Sub-accounts offered pursuant to this Prospectus are all Class 3 Sub-accounts of Separate Account B. Each class of Sub-accounts in Separate Account B has a different level of charges assessed against such Sub-accounts. You will find additional information about these underlying mutual funds and portfolios in the prospectuses for such funds.

Separate Account B is registered with the SEC under the 1940 Act as a unit investment trust, which is a type of investment company. This does not involve any supervision by the SEC of the investment policies, management or practices of Separate Account B. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. We reserve the right to add Sub-accounts, eliminate Sub-accounts, to combine Sub-accounts, or to substitute underlying mutual funds or portfolios of underlying mutual funds.

Values and benefits based on allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account. Your Account Value allocated to the Sub-accounts may increase or decrease. You bear the entire investment risk

Separate Account D
During the accumulation phase, assets supporting our obligations based on Fixed Allocations are held in American Skandia Life Assurance Corporation Separate Account D, also referred to as Separate Account D. Such obligations are based on the fixed interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate Account D. The Fixed Allocations are guaranteed by our general account. An Annuity Owner who allocates a portion of their Account Value to Separate Account D does not participate in the investment gain or loss on assets maintained in Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.


We have sole discretion over the investment managers retained to manage the assets maintained in Separate Account D. We currently employ investment managers for Separate Account D including, but not limited to, J.P. Morgan Investment Management Inc. Each manager we employ is responsible for investment management of a different portion of Separate Account D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s).

We are not obligated to invest according to specific guidelines or strategies except as may be required by Connecticut and other state insurance laws.


WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act of 1940. Shares of the underlying mutual fund portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying mutual funds in which Sub-accounts invest. However, under SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares in the manner directed by Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with the necessary forms to provide us with their instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.

Material Conflicts
It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia Marketing, Incorporated ("ASM"), a wholly-owned subsidiary of American Skandia Investment Holding Corporation, is the distributor and principal underwriter of the securities offered through this prospectus. ASM acts as the distributor of a number of annuity and life insurance products we offer and both American Skandia Trust and American Skandia Advisor Funds, Inc., a family of retail mutual funds. ASM's principal business address is One Corporate Drive, Shelton, Connecticut 06484. ASM is registered as broker-dealer under the Securities and Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous basis. ASM enters into distribution agreements with independent broker-dealers who are registered under the Exchange Act and with entities that may offer the Annuity but are exempt from registration. Applications for the Annuity are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation is paid to firms on sales of the Annuity according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of the firm. Compensation is generally based on a percentage of Purchase Payments made, up to a maximum of 6.0%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of Account Value. We may also provide compensation for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

In addition, firms may receive separate compensation or reimbursement for, among other things, training of sales personnel, marketing or other services they provide to us or our affiliates. We or ASM may enter into compensation arrangements with certain firms. These arrangements will not be offered to all firms and the terms of such arrangements may differ between firms. Any such compensation will be paid by us or ASM and will not result in any additional charge to you. To the extent permitted by NASD rules and other applicable laws and regulations, ASM may pay or allow other promotional incentives or payments in the form of cash or other compensation.


Advertising: We may advertise certain information regarding the performance of the investment options. Details on how we calculate performance for the Sub-accounts are found in the Statement of Additional Information. This information may help you review the performance of the investment options and provide a basis for comparison with other annuities. It may be less useful when comparing the performance of the investment options with other savings or investment vehicles. Such other investments may not provide some of the benefits of annuities, or may not be designed for long-term investment purposes. Additionally other savings or investment vehicles may not be receive the beneficial tax treatment given to annuities under the Code.

Performance information on the Sub-accounts is based on past performance only and is not an indication or representation of future performance. Performance of the Sub-accounts is not fixed. Actual performance will depend on the type, quality and, for some of the Sub-accounts, the maturities of the investments held by the underlying mutual funds or portfolios and upon prevailing market conditions and the response of the underlying mutual funds to such conditions. Actual performance will also depend on changes in the expenses of the underlying mutual funds or portfolios. Such changes are reflected, in turn, in the Sub-accounts which invest in such underlying mutual fund or portfolio. In addition, the amount of charges assessed against each Sub-account will affect performance.

Some of the underlying mutual fund portfolios existed prior to the inception of these Sub-accounts. Performance quoted in advertising regarding such Sub-accounts may indicate periods during which the Sub-accounts have been in existence but prior to the initial offering of the Annuities, or periods during which the underlying mutual fund portfolios have been in existence, but the Sub-accounts have not. Such hypothetical performance is calculated using the same assumptions employed in calculating actual performance since inception of the Sub-accounts.


We may advertise the performance of the underlying mutual fund portfolios in the form of "Standard" and "Non-Standard" Total Returns. "Standard Total Return" figures assume that all charges and fees are applicable, including any contingent deferred sales charge that may apply for the period shown. "Non-standard Total Return" figures may also be used that do not reflect all fees and charges. Non-standard Total Returns are calculated in the same manner as standardized returns except that the calculations may assume no redemption at the end of the applicable periods, thus these figures may not take into consideration the Annuity's contingent deferred sales charge. In addition, we may calculate Non-standard Total Returns that do not reflect deduction of the Annual Maintenance Fee. Any performance advertisements will not reflect the impact of any Target Value Credits.


The information we may advertise regarding the Fixed Allocations may include the then current interest rates we are crediting to new Fixed Allocations. Information on Current Rates will be as of the date specified in such advertisement. Rates will be included in advertisements to the extent permitted by law. Given that the actual rates applicable to any Fixed Allocation are as of the date of any such Fixed Allocation's Guarantee Period begins, the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Advertisements   we  distribute   may  also  compare  the   performance  of  our
Sub-accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Shearson Lehman Bond Index, the Frank Russell non-U.S. Universal Mean, the Morgan Stanley Capital International Index of Europe, Asia and Far East Funds, and the Morgan Stanley Capital International World Index; and/or (b) other management investment companies with investment objectives similar to the mutual fund or portfolio underlying the Sub-accounts being compared. This may include the performance ranking assigned by various publications, including but not limited to the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today and statistical services, including but not limited to Lipper Analytical Services Mutual Funds Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, SEI, the Morningstar Mutual Fund Sourcebook and the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance Corporation may advertise its rankings and/or ratings by independent financial ratings services. Such rankings may help you in evaluating our ability to meet our obligations in relation to Fixed Allocations, pay minimum death benefits, pay annuity payments or administer Annuities. Such rankings and ratings do not reflect or relate to the performance of Separate Account B.


AVAILABLE INFORMATION
A Statement of Additional Information is available from us without charge upon your request. This Prospectus is part of the registration statement we filed with the Securities and Exchange Commission ("SEC") regarding this offering.
Additional information on us and this offering is available in those registration statements and the exhibits thereto. You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 450 Fifth Street N.W., Washington, D.C., 20549. You may inspect and copy those registration statements and exhibits thereto at the SEC's public reference facilities at the above address, Room 1024, and at the SEC's Regional Offices, 7 World Trade Center, New York, NY, and the Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, IL. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

To the extent and only to the extent that any statement in a document incorporated by reference into this Prospectus is modified or superseded by a statement in this Prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this Prospectus. The Annual Report on Form 10-K for the year ended December 31, 1998 previously filed by the Company with the SEC under the Securities Exchange Act of 1934 is incorporated by reference in this Prospectus.


We will furnish you without charge a copy of any or all of the documents incorporated by reference in this Prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request.

HOW TO CONTACT US

You can contact us by:
-   calling our Concierge Desk at 1-800-752-6342; or
- writing to us at American Skandia Life Assurance Corporation, P.O. Box 883, Shelton, Connecticut 06484-0883, Attention: Concierge Desk; or
-   sending   us   an   email   to   our    electronic    mail    address   at
customerservice@skandia.com; or |X| accessing information about your Annuity through our Internet Website at americanskandia.com.

We may require that you present proper identification before performing transactions over the telephone, email or through our Internet website. This may include a Personal Identification Number or PIN that will be provided to you on or about the time that your Annuity is issued. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.


INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this Prospectus, neither we nor ASM were involved in any litigation outside of the ordinary course of business, and know of no material claims.

EXECUTIVE OFFICERS AND DIRECTORS

Our executive officers, directors and certain significant employees, their ages, positions with us and principal occupations are indicated below. The immediately preceding work experience is provided for officers that have not been employed by us or an affiliate for at least five years as of the date of this Prospectus.

Name/                                                         Position with American Skandia
Age                                                           Life Assurance Corporation                        Principal Occupation

Gordon C. Boronow*                                            Deputy Chief Executive                          Deputy Chief Executive
46                                                            Officer and President                           Officer and President:
                                                              Director (since July, 1991)                      American Skandia Life
                                                                                                               Assurance Corporation

Nancy F. Brunetti                                             Director (since February, 1996)          Executive Vice President and
37                                                                                                          Chief Operating Officer:
                                                                                                       American Skandia Information
                                                                                                 Services and Technology Corporation

Malcolm M. Campbell                                           Director (since July, 1991)                 Director of Operations and
43                                                                                                     Chief Actuary, Assurance and
                                                                                                        Financial Services Division:
                                                                                                      Skandia Insurance Company Ltd.

Jan R. Carendi*                                               Chief Executive                    Senior Executive Vice President and
54                                                            Officer and                      Member of Executive Management Group:
                                                              Chairman of the                         Skandia Insurance Company Ltd.
                                                              Board of Directors
                                                              Director (since May, 1988)

Lincoln R. Collins                                            Executive Vice President and                 Executive Vice President
38                                                            Chief Operating Officer                   and Chief Operating Officer:
                                                              Director (since February, 1996)                  American Skandia Life
                                                                                                               Assurance Corporation

Henrik Danckwardt                                             Director (since July, 1991)                        Director of Finance
45                                                                                                               and Administration,
                                                                                                             Assurance and Financial
                                                                                                                  Services Division:
                                                                                                      Skandia Insurance Company Ltd.

Wade A. Dokken                                                Director (since July, 1991)                       President and Deputy
39                                                                                                          Chief Executive Officer:
                                                                                            American Skandia Marketing, Incorporated


Brian L. Hirst                                                Vice President,                                        Vice President,
51                                                            Corporate Actuary                                   Corporate Actuary:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Mr. Hirst joined us in 1996. He previously held the positions of Vice President from 1993 to 1996 and Second Vice President from 1987 to 1992 at Allmerica
Financial.

N. David Kuperstock                                           Vice President,                                        Vice President,
47                                                            Product Development                               Product Development:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Thomas M. Mazzaferro                                          Executive Vice President and              Executive Vice President and
46                                                            Chief Financial Officer,                      Chief Financial Officer:
                                                              Director (since September, 1994)                 American Skandia Life
                                                                                                               Assurance Corporation

Gunnar J. Moberg                                              Director (since October, 1994)         Director - Marketing and Sales,
44                                                                                                          Assurances and Financial
                                                                                                                  Services Division:
                                                                                                      Skandia Insurance Company Ltd.

David R. Monroe                                               Treasurer, Vice President,                  Treasurer, Vice President,
37                                                            and Controller                                         and Controller:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Mr. Monroe joined us in 1996. He  previously  held  positions of Assistant  Vice
President and Director at Allmerica  Financial from August,  1994 to July,  1996 and Senior Manager at KPMG Peat Marwick from July, 1983 to July, 1994.

Rodney D. Runestad                                            Vice President                                         Vice President:
49                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Anders O. Soderstrom                                          Executive Vice President and                             President and
39                                                            Chief Information Officer                   Chief Information Officer:
                                                              Director (since September, 1994)          American Skandia Information
                                                                                                 Services and Technology Corporation

Amanda C. Sutyak                                              Executive Vice President                                Vice President
41                                                            Director (since July, 1991)                           American Skandia
                                                                                                             Marketing, Incorporated

C. Ake Svensson                                               Director (since December, 1994)                       Vice President,
48                                                                                                             Business Development:
                                                                                                         American Skandia Investment
                                                                                                                 Holding Corporation

Mr.  Svensson  joined us in 1994. He previously held the position of Senior Vice
President with Nordenbanken.

Bayard F. Tracy                                               Director (since September, 1994)                Senior Vice President,
51                                                                                                           National Sales Manager:
                                                                                                                    American Skandia
                                                                                                             Marketing, Incorporated

Jeffrey M. Ulness                                             Vice President,                                        Vice President,
38                                                            Product Management                                 Product Management:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Mr. Ulness joined us in 1994. He previously held the positions of Counsel at North American Security Life Insurance Company from March, 1991 to July, 1994.


* Trustees of American Skandia Trust, one of the underlying mutual funds in which the Sub-accounts offered pursuant to this Prospectus invest.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
-      American Skandia Life Assurance Corporation
-      American Skandia Life Assurance Corporation Variable Account B (Class 3 Sub-accounts)
-      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
-      Current and Effective Yield
-      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
-      How We Calculate the Market Value Adjustment

General Information
-      Voting Rights
-      Modification
-      Deferral of Transactions
-      Misstatement of Age or Sex
-      Ending the Offer

Independent Auditors

Legal Experts

Financial Statements

- Appendix A - American Skandia Life Assurance Corporation Variable Account B (Class 3 Sub-accounts)

           APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA
                           (TO BE FILED BY AMENDMENT)

      APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

The Unit Prices and number of Units in the Sub-accounts that commenced operations prior to January 1, 1999 are shown below. All or some of these Sub-accounts were available during the periods shown as investment options for other variable annuities we offer pursuant to different prospectuses. The charges assessed against the Sub-accounts under the terms of those other variable annuities are the same as the charges assessed against such Sub-accounts under the Annuity offered pursuant to this Prospectus.

         Unit Prices And Numbers Of Units The following table shows: (a) the Unit Price, as of the dates shown, for Units in each of the Class 3 Sub-accounts of Separate Account B that commenced operations prior to January 1, 1999 and are being offered pursuant to this Prospectus or which we offer pursuant to certain other prospectuses; and (b) the number of Units outstanding in each such Sub-account as of the dates shown. The year in which operations commenced in each such Sub-account is noted in parentheses. The portfolios in which a particular Sub-account invests may or may not have commenced operations prior to the date such Sub-account commenced operations. The initial offering price for each Sub-account was $10.00.


                                                                       Year Ended December 31,
------------------------------------------------------------------------------------------------------------------------------------
                         1998       1997       1996        1995       1994        1993       1992       1991       1990      1989
------------------------------------------------------------------------------------------------------------------------------------
AST Lord Abbett
Growth and Income 3
(1992)                               $21.74       17.79      15.22       11.98      11.88      10.60          -          -         -
Unit Price                       42,197,002  28,937,085 18,411,759   7,479,449  4,058,228    956,949          -          -         -
Number of Units

AST Lord Abbett Small
Cap Value 3
(1998)                                    -           -          -           -          -          -          -          -         -
Unit Price                                -           -          -           -          -          -          -          -         -
Number of Units

AST JanCap Growth 3
(1992)
Unit Price                           $23.83       18.79      14.85       10.91      11.59      10.51          -          -         -
Number of Units                  62,486,302  46,779,164 28,662,737  22,354,170 13,603,637  1,476,139          -          -         -

AST Janus Small-Cap
Growth 3 (1)
(1994)
Unit Price                           $17.28       16.54      13.97       10.69          -          -          -          -         -
Number of Units                  14,662,728  12,282,211  6,076,373   2,575,105          -          -          -          -         -

AST Janus Overseas
Growth 3
(1997)                               $11.70           -          -           -          -          -          -          -         -
Unit Price                       21,405,891           -          -           -          -          -          -          -         -
Number of Units

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                         1998       1997       1996        1995       1994        1993       1992       1991       1990      1989
------------------------------------------------------------------------------------------------------------------------------------
AST Money Market 3
(1992)
Unit Price                           $11.57       11.16      10.77       10.35      10.12      10.01          -          -         -
Number of Units                  66,869,998  42,435,169 30,564,442  27,491,389 11,422,783    457,872          -          -         -

AST Federated High
Yield 3
(1994)
Unit Price                           $14.13       12.62      11.27        9.56          -          -          -          -         -
Number of Units                  29,663,242  15,460,522  6,915,158   2,106,791          -          -          -          -         -

AST T. Rowe Price Asset
Allocation 3
(1994)                               $15.53       13.30      11.92        9.80          -          -          -          -         -
Unit Price                       13,524,781   8,863,840  4,868,956   2,320,063          -          -          -          -         -
Number of Units

AST T. Rowe Price
International Equity 3
(1994)
Unit Price                           $11.69       11.70      10.39        9.49          -          -          -          -         -
Number of Units                  37,784,426  32,628,595 17,935,251  11,166,758          -          -          -          -         -

AST T. Rowe Price
Natural Resources 3
(1995)
Unit Price                           $14.46       14.19      11.01           -          -          -          -          -         -
Number of Units                   7,550,076   6,061,852    808,605           -          -          -          -          -         -

AST T. Rowe Price
International Bond 3 (2)
(1994)
Unit Price                           $10.45       10.98      10.51        9.59          -          -          -          -         -
Number of Units                  12,089,872   8,667,712  4,186,695   1,562,364          -          -          -          -         -

AST T. Rowe Price
Small Company Value 3
(1997)
Unit Price                           $12.70           -          -           -          -          -          -          -         -
Number of Units                  14,612,510           -          -           -          -          -          -          -         -

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                         1998       1997       1996        1995       1994        1993       1992       1991       1990      1989
------------------------------------------------------------------------------------------------------------------------------------
AST Founders
Passport 3 (3)
(1994)
Unit Price                           $11.46       11.39      10.23           -          -          -          -          -         -
Number of Units                   9,988,104   9,922,698  2,601,283           -          -          -          -          -         -

AST INVESCO Equity
Income 3
(1994)
Unit Price                           $17.31       14.23      12.33        9.61          -          -          -          -         -
Number of Units                  33,420,274  23,592,226 13,883,712   6,633,333          -          -          -          -         -

AST PIMCO Total
Return Bond 3
(1994)
Unit Price                           $12.44       11.48      11.26        9.61          -          -          -          -         -
Number of Units                  44,098,036  29,921,643 19,061,840   4,577,708          -          -          -          -         -

AST PIMCO Limited
Maturity Bond 3
(1995)
Unit Price                           $11.26       10.62      10.37           -          -          -          -          -         -
Number of Units                  25,008,310  18,894,375 15,058,644           -          -          -          -          -         -

AST Oppenheimer
Large-Cap Growth 3  (4)
(1996)
Unit Price                           $12.33       10.89          -           -          -          -          -          -         -
Number of Units                  18,736,994   4,324,161          -           -          -          -          -          -         -

AST American Century
International Growth 3
(1997)
Unit Price                           $11.35           -          -           -          -          -          -          -         -
Number of Units                   2,857,188           -          -           -          -          -          -          -         -

AST American Century
Strategic Balanced 3
(1997)
Unit Price                           $11.18           -          -           -          -          -          -          -         -
Number of Units                   2,560,866           -          -           -          -          -          -          -         -


------------------------------------------------------------------------------------------------------------------------------------
                         1998       1997       1996        1995       1994        1993       1992       1991       1990      1989
------------------------------------------------------------------------------------------------------------------------------------
AST Putnam Value
Growth & Income 3
(1997)
Unit Price                           $12.06           -          -           -          -          -          -          -         -
Number of Units                   9,523,815           -          -           -          -          -          -          -         -

AST Putnam
International Equity 3
(5)
(1989)                               $22.95       19.70      18.23       16.80      16.60      12.37      13.69      12.98     13.64
Unit Price                       17,534,233  17,220,688 14,393,137  14,043,215  9,063,464  1,948,773  1,092,902    398,709    29,858
Number of Units

AST Putnam
Balanced 3 (6)
(1993)
Unit Price                           $15.98       13.70      12.49       10.34      10.47          -          -          -         -
Number of Units                  22,109,373  20,691,852 20,163,848  13,986,604  8,743,758          -          -          -         -

AST Cohen & Steers
Realty 3
(1998)                                    -           -          -           -          -          -          -          -         -
Unit Price                                -           -          -           -          -          -          -          -         -
Number of Units

AST Bankers Trust
Enhanced 500 3
(1998)
Unit Price                                -           -          -           -          -          -          -          -         -
Number of Units                           -           -          -           -          -          -          -          -         -

AST Marsico Capital
Growth 3
(1997)
Unit Price                           $10.03           -          -           -          -          -          -          -         -
Number of Units                     714,309           -          -           -          -          -          -          -         -



------------------------------------------------------------------------------------------------------------------------------------
                         1998       1997       1996        1995       1994        1993       1992       1991       1990      1989
------------------------------------------------------------------------------------------------------------------------------------
AST Neuberger Berman
Mid-Cap Value 3 (7)
(1993)
Unit Price                           $16.72       13.41      12.20        9.81      10.69          -          -          -         -
Number of Units                  11,745,440   9,062,152  8,642,186   7,177,232  5,390,887          -          -          -         -

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
AST Neuberger Berman
Mid-Cap Growth 3 (8)
(1994)
Unit Price                           $16.10       13.99      12.20        9.94          -          -          -          -         -
Number of Units                  11,293,799   9,563,858  3,658,836     301,267          -          -          -          -         -


The Alger American
Fund - AA Growth 3
(1988)
Unit Price                           $43.20       34.84      31.18       23.18      23.18      19.19      17.32      12.51     12.19
Number of Units                  15,854,570  15,666,357 12,092,291   5,614,760  2,997,458  1,482,037    559,779     82,302     6,900

The Alger American
Fund - AA MidCap
Growth 3
(1993)
Unit Price                           $23.76       20.96      19.00       13.34      13.74          -          -          -         -
Number of Units                  14,687,032  14,528,945  8,299,743   4,308,374  1,450,892          -          -          -         -


The Montgomery Variable
Series - MV Emerging
Markets 3
(1996)
Unit Price                           $10.05       10.25          -           -          -          -          -          -         0
Number of Units                  10,371,104   2,360,940          -           -          -          -          -          -         0


Wells Fargo LAT
Trust - Equity Value 3
(1998)
Unit Price                                -           -          -           -          -          -          -          -         0
Number of Units                           -           -          -           -          -          -          -          -         0
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------

1. Effective December 31, 1998 Janus Capital Corporation became Sub-advisor of the Portfolio. Prior to December 31, 1998, Founders Asset Management, LLC served as the Sub-advisor of the Portfolio. In connection with this change the portfolio's name is changed to "AST Janus Small-Cap Growth." The performance information provided in the above chart reflects that of the Portfolio as sub-advised by the prior Sub-advisor from inception until December 31, 1998.
2. Effective May 1, 1996, Rowe Price-Fleming International, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 1996, Scudder, Stevens & Clark, Inc. served as the Sub-advisor of the Portfolio, then named the "AST Scudder International Bond Portfolio." The performance information provided in the above chart reflects that of the Portfolio as sub-advised by the prior Sub-advisor from inception until May 1, 1996, and the current Sub-advisor from May 1, 1996 through the current period.
3. Effective October 15, 1996, Founders Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to October 15, 1996, Seligman Henderson Co. served as the Sub-advisor of the Portfolio, then named the "Seligman Henderson International Small Cap Portfolio." The performance information provided in the above chart reflects that of the Portfolio as sub-advised by the prior Sub-advisor from inception until October 15, 1996, and the current Sub-advisor from October 15, 1996 through the current period.
4. Effective December 31, 1998 OppenheimerFunds, Inc. became Sub-advisor of the Portfolio. Prior to December 31, 1998, Robertson, Stephens & Company Investment Management, L.P. served as the Sub-advisor of the Portfolio. In connection with this change the portfolio's name is changed to "AST Oppenheimer Large Cap Growth." The performance information provided in the above chart reflects that of the Portfolio as sub-advised by the prior Sub-advisor from inception until December 31, 1998.
5. Effective October 15, 1996, Putnam Investment Management, Inc. became Sub-advisor of the Portfolio. Prior to October 15, 1996, Seligman Henderson Co. served as the Sub-advisor of the Portfolio, then named the "Seligman Henderson International Equity Portfolio." The performance information provided in the above chart reflects that of the Portfolio as sub-advised by the prior Sub-advisor from inception until October 15, 1996 and the current Sub-advisor from October 15, 1996 through the current period.
6. Effective October 15, 1996, Putnam Investment Management, Inc. became Sub-advisor of the Portfolio. Prior to October 15, 1996, Phoenix Investment Counsel, Inc. served as the Sub-advisor of the Portfolio, then named the "AST Phoenix Balanced Asset Portfolio." The performance information provided in the above chart reflects that of the Portfolio as sub-advised by the prior Sub-advisor from inception until October 15, 1996, and the current Sub-advisor from October 15, 1996 through the current period.
7. Effective May 1, 1998, Neuberger Berman Management, Inc. became Sub-Advisor to the Portfolio. Prior to May 1, 1998, Federated Investment Counseling served as Sub-advisor of the Portfolio, then named the "Federated Utility Income Portfolio." As of May 1, 1998 various changes have been made to the Portfolio's investment objective and to its fundamental and non-fundamental investment restrictions.
8. Effective May 1, 1998, Neuberger Berman Management, Inc. became Sub-Advisor to the Portfolio. Prior to May 1, 1998, Berger Associates, Inc. served as Sub-advisor to the Portfolio, then named the "Berger Capital Growth
     Portfolio." As of May 1, 1998 various changes have been made to the Portfolio's investment objective and to its fundamental and non-fundamental investment restrictions.

                   American Skandia Life Assurance Corporation
                            Attention: Concierge Desk

                              For Written Requests:

                                  P.O. Box 883
                           Shelton, Connecticut 06484

                            For Electronic Requests:

                           customerservice@Skandia.com

                             For Requests by Phone:

                                 1-800-752-6342


--------------------------------------------------------------------------------
PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS [NIKE-PROS] ASI-PROS (05/99).
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


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


ADDITIONAL   INFORMATION:   Inquiries   will  be   answered   by  calling   your
representative or by writing to:

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                       at

                                  P.O. Box 883
                           Shelton, Connecticut 06484

                                       or

                           customerservice@Skandia.com



Issued by:                                                          Serviced at:

AMERICAN SKANDIA LIFE                                      AMERICAN SKANDIA LIFE
ASSURANCE CORPORATION                                      ASSURANCE CORPORATION
One Corporate Drive                                                 P.O. Box 883
Shelton, Connecticut 06484                            Shelton, Connecticut 06484
Telephone: 1-800-752-6342                             Telephone:  1-800-752-6342
http://www.AmericanSkandia.com                    http://www.AmericanSkandia.com

                                 Distributed by:

                    AMERICAN SKANDIA MARKETING, INCORPORATED
                               One Corporate Drive
                           Shelton, Connecticut 06484
                             Telephone: 203-926-1888
                         http://www.AmericanSkandia.com


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution:  Not Applicable.

Item 15. Indemnification of Directors and Officers: Under Section 33-320a of the Connecticut General Statutes, the Registrant must indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses including attorneys' fees, for actions brought or threatened to be brought against him in his capacity as a director or officer when certain disinterested parties determine that he acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant. In any criminal action or proceeding, it also must be determined that the director or officer had no reason to believe his conduct was unlawful. The director or officer must also be indemnified when he is successful on the merits in the defense of a proceeding or in circumstances where a court determines that he is fairly and reasonable entitled to be indemnified, and the court approves the amount. In shareholder derivative suits, the director or officer must be finally adjudged not to have breached this duty to the Registrant or a court must determine that he is fairly and reasonably entitled to be indemnified and must approve the amount. In a claim based upon the director's or officer's purchase or sale of the Registrants' securities, the director or officer may obtain indemnification only if a court determines that, in view of all the circumstances, he is fairly and reasonably entitled to be indemnified and then for such amount as the court shall determine. The By-Laws of American Skandia Life Assurance Corporation ("ASLAC") also provide directors and officers with rights of indemnification, consistent with Connecticut Law.

The foregoing statements are subject to the provisions of Section 33-320a.

Directors and officers of ASLAC and American Skandia Marketing, Incorporated, ("ASM, Inc."), can also be indemnified pursuant to Indemnity Agreements between each director and officer and American Skandia Investment Holding Corporation, a corporation organized under the laws of the state of Delaware. The provisions of the Indemnity Agreement are governed by Section 45 of the General Corporation Law of the State of Delaware.

The directors and officers of ASLAC and ASM, Inc. are covered under a directors and officers liability insurance policy issued by an unaffiliated insurance company and an insurance policy issued to Skandia Insurance Company Ltd., their ultimate parent. Such policy will reimburse ASLAC or ASM, Inc., as applicable, for any payments that it shall make to directors and officers pursuant to law and, subject to certain exclusions contained in the policy, will pay any other costs, charges and expenses, settlements and judgments arising from any proceeding involving any director or officer of ASLAC or ASM, Inc., as applicable, in his or her past or present capacity as such.

Item 16  Exhibits:

         Exhibits                                                                                              Page

1        Underwriting agreement, incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement No. 333-25733, filed via EDGAR March 2, 1998

2        Plan of acquisition, reorganization, arrangement, liquidation or succession                 Not applicable

3 Articles of incorporation and by-laws, incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement No. 33-87010, filed via EDGAR March 2, 1998

4        Instruments   defining  the  rights  of  security  holders,   including
         indentures incorporated by reference to Post-Effective  Amendment No. 2 to Registration Statement No. 33-86866, filed via EDGAR April 29, 1996

5        Opinion re legality                                                              (included as Exhibit 23b)

6 - 9                                                                                                Not applicable

10       Material contracts (Investment Management Agreement)

(a)      Agreement with J.P. Morgan Investment Management Inc. incorporated by reference to Post-Effective
         Amendment No. 1 to Registration Statement No. 333-00941, filed via EDGAR February 25, 1997

(b)      Agreement with Fleet Investment Advisors Inc., incorporated by reference to Post-Effective Amendment
         No. 1 to Registration Statement No. 333-00941, filed via EDGAR February 25, 1997

11 - 22                                                                                              Not applicable

23a      (1) Consent of Ernst & Young LLP                                                           TO BE FILED BY AMENDMENT
         (2) Consent of Deloitte & Touche LLP                                                       TO BE FILED BY AMENDMENT

23b      Opinion & Consent of Werner & Kennedy                                                      TO BE FILED BY AMENDMENT

24       Power of Attorney

         Directors  Boronow,  Campbell,  Carendi,  Danckwardt,  Dokken,  Sutyak,
         Mazzaferro, Moberg, Soderstrom, Tracy, Svensson, Brunetti, and Collins filed via EDGAR in the initial Registration Statement to Registration
         Statement No. 333-25733, filed April 24, 1997

25 - 28                                                                                              Not applicable
---------------------------------------------------------------------------------------------------------------------------------


An index to the financial statement schedules is omitted because it is not required or is not applicable.

Item 17.  Undertakings:  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement:

         (i) To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


--------------------------------------------------------------------------------

LEGAL EXPERTS: Counsel with respect to Federal laws and regulations applicable to the issue and sale of the Annuities and with respect to Connecticut law is Werner & Kennedy, 1633 Broadway, New York, New York 10019.


                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, March 1, 1999.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   Registrant


By:/s/ Kathleen A. Chapman                       Attest:/s/ Soctt K. Richardson
Kathleen A. Chapman, Assistant Corporate Secretary          Scott K. Richardson

Pursuant to the  requirements of the Securities Act of 1933,  this  Registration
Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                               Title                              Date

                                             (Principal Executive Officer)


           Jan R. Carendi*                        Chief Executive Officer,            March 1, 1999
           Jan R. Carendi                    Chairman of the Board and Director

                                             (Principal Financial Officer)
   /s/ Thomas M. Mazzaferro                  Executive Vice President and             March 1, 1999
        Thomas M. Mazzaferro                       Chief Financial Officer

                                             (Principal Accounting Officer)
  /s/ David R. Monroe                        Treasurer, Vice President and            March 1, 1999
        David R. Monroe                                Controller



                              (Board of Directors)


          Jan. R. Carendi*                           Gordon C. Boronow*                Malcolm M. Campbell*
           Jan. R. Carendi                            Gordon C. Boronow                 Malcolm M. Campbell

         Henrik Danckwardt*                           Amanda C. Sutyak*                   Wade A. Dokken*
          Henrik Danckwardt                           Amanda C. Sutyak                    Wade A. Dokken

       Thomas M. Mazzaferro*                          Gunnar Moberg*                  Bayard F. Tracy*
        Thomas M. Mazzaferro                            Gunnar Moberg                     Bayard F. Tracy

        Anders Soderstrom*                          C. Ake Svensson*                 Lincoln R. Collins**
          Anders Soderstrom                           C. Ake Svensson                   Lincoln R. Collins

                                                  Nancy F. Brunetti*
                                                    Nancy F. Brunetti


                                *By: /s/Kathleen A. Chapman
                                        Kathleen A. Chapman

*Pursuant to Powers of Attorney  filed with Initial Registration Statement No. 333-25733
